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                            MASTER SERVICES AGREEMENT

THIS AGREEMENT ("Agreement") made and entered into on the date last executed below (the "Effective Date") by and between CUNA MUTUAL INSURANCE SOCIETY ("CUNA Mutual"), a Wisconsin corporation, on its own behalf and on behalf of its subsidiaries and affiliates, whether now or hereafter acquired (together with CUNA Mutual, collectively referred to herein as the "Group") whose main offices are located at 5910 Mineral Point Road, Madison, Wisconsin 53705, and PITNEY BOWES MANAGEMENT SERVICES, INC. ("Company"), a Delaware corporation, whose main office is located at 23 Barry Place, Stamford, Connecticut 06926.

                                    RECITALS:

WHEREAS, CUNA Mutual is in the business of providing insurance and financial services to financial institutions; and

WHEREAS, Company is in the business of, among other things, providing integrated mail and document management services to its customers; and

WHEREAS, based upon Company's representations to CUNA Mutual regarding its capabilities, CUNA Mutual has selected Company to perform certain services, all in accordance with the terms and conditions set forth in this Agreement;

NOW, in consideration of mutual promises contained herein and on the terms and conditions set forth herein, the parties agree as follows:

                                    ARTICLE I
                               SCOPE OF AGREEMENT

1.1 Purpose. This Agreement represents the general terms and conditions under which Company will provide the Services (as defined below) to the Group. Company shall change over, implement, perform and transition the Services for the Group in accordance with this Agreement and the terms, including time frames, conditions and specifications set forth in the Statement of Work. Company acknowledges that CUNA Mutual will be relying heavily on Company for the technical skills, know-how and personnel resources required to change over, implement, perform and transition the Services to and for the Group in a timely and professional manner.

1.2  Definitions.

     "Ancillary Service" has the meaning specified in Section 2.7.

     "Change Over" means the process, effected through the Implementation Plan, of having the Company take over from CUNA Mutual the performance of the Services.

     "Change Over Period" means the period during which the parties effect the Change Over in accord with the terms of the Implementation Plan.

     "Change Over Services" means the services to be performed by Company and described in the Implementation Plan through which the Company takes over from CUNA Mutual the performance of the Services.

     "Company" has the meaning specified in the initial paragraph of this Agreement.

     "Company Project Manager" has the meaning specified in Section 3.2.

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     "Confidential Information" has the meaning specified in Section 9.1.

     "CUNA Mutual" has the meaning specified in the initial paragraph of this Agreement.

     "CUNA Mutual Project Manager" has the meaning specified in Section 3.3.

     "Customer Information" has the meaning specified in Section 9.2.

     "Effective Date" means the date last executed below.

     "Equipment" means equipment, hardware, software, servers, network facilities, communications connectivity and other items that are used by Company in providing the Services, including without limitation, the equipment, hardware, software, servers, network facilities communications connectivity and other items identified in Schedule 2.4 or the Statement of Work.

     "Event of Default" has the meaning specified in Section 13.2

     "Fees" has the meaning specified in Section 6.1.

     "Group" has the meaning set forth in the initial paragraph of this Agreement.

     "Group Data" means the Group's information derived from, constituting output of, or otherwise relating to performance of the Services, including without limitation, forms, creative works, Customer Information, Confidential Information and computer data provided to Company or developed in connection with performance of the Services.

     "Implementation Plan" has the meaning specified in Section 2.3(a).

     "Intellectual Property" means all inventions, marks, symbols, works, secrets, designs, methods, methodologies, processes, techniques, procedures, formulae, documents, computer code, programs, materials, ideas, concepts, theories, approaches, requirements, improvements, and other knowledge, know-how or information created through intellectual and/or discovery efforts of a creator that are generally protectable under patent, trademark, copyright, trade secret, trade dress, or other law.

     "Performance Data" means all data captured, retained and stored by Company relating to its Services for the Group, including, without limitation, all performance and SLA data, trouble ticket information, tracking data and problem resolution data.

     "RFS Form" means an Ancillary Service request form.

     "Service Level" means a standard of performance set forth in a Service Level Agreement.

     "Service Level Agreement" or "SLA" has the meaning specified in Section 2.4(a).

     "Service Level Credit" has the meaning specified in Section 2.4(b).

     "Services" means the services described in Article II and the Statement of Work.

     "Specifications" has the meaning specified in Section 1.1

     "Statement of Work" has the meaning specified in Section 1.1.

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     "System" means any operating system and all other software used to provide the Services to the Group (including, without limitation, all telecommunications equipment, software, connectivity services and/or other materials necessary to facilitate high-speed communications links to and between CUNA Mutuals network and Equipment).

     "Term" has the meaning specified in Section 13.1.

     "Third Party" means any party other than Company or the Group.

     "Trade Secret" shall have the1 meanings set forth under the appropriate laws of the state of Wisconsin and shall include, in whole or in part, any information, formula, pattern, compilation, program, device, method, technique or process to which all of the following apply: (1) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (2) the information is the subject of efforts to maintain its secrecy that are reasonable under the circumstances.

     "Transition" means the process, effected through the Transition Plan, of having a successor provider take over from Company the performance of some or all of the Services.

     "Transition Period" has the meaning specified in Section 13.5.

     "Transition Services" means the services to be provided by Company related to a successor provider's taking over from Company the performance of some or all of the Services, as specified in Section 13.5.

                                   ARTICLE II
                                SERVICES PROVIDED

2.1 The scope of the Services to be provided by Company will be described in the Statement of Work attached hereto as Schedule 2.1 and incorporated herein by reference (the "Statement of Work"). Subject to CUNA Mutual's exercise of its management and oversight functions and prerogatives as identified in Article III below or elsewhere in this Agreement, Company shall provide the Services to the Group and other entities designated by CUNA Mutual at Company's location unless otherwise agreed in writing from time to time. The Group is committed to continuous improvement and internal collaboration from its employed resources and internal processes, and has the same expectation for continuous improvement and open collaboration on the part of its service providers. Company shall deliver high-quality, value- added services that assist the Group to increase the efficiency and productivity of its business operations. Company shall keep current all documentation reasonably related to the performance of the Services. If any services, functions, responsibilities or tasks not specifically described in this Agreement are required for the proper performance of the Services and are an inherent part of, or a necessary sub-part included within, the Services, such services, functions, responsibilities and tasks shall be deemed to be implied by and included within the scope of the Services to the same extent and in the same manner as if specifically described in this Agreement. In connection with the Services, Company shall comply with the requests and policies of the Group, including without limitation policies relating to electronic communications. These policies shall be provided in writing to Company by CUNA Mutual. The Group shall not be precluded from obtaining services from any other company that may be similar or identical to the Services.

2.2 Additional Services. The Statement of Work contains a description of the Services to be provided by Company in accordance with the time frames set forth in the Implementation Plan. As agreed by the Parties, said Services may comprise one or more categories of service. The Parties may develop additional descriptions relating to additional Services

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     within a category, or additional Services within other category(ies) of services that will be provided by Company to CUNA Mutual. Once approved in accordance with the terms herein, all such written descriptions shall be added to and deemed a part of the Statement of Work.

2.3 Implementation of Services.

     a. Schedule 2.3 sets forth a detailed, complete implementation plan (the "Implementation Plan") that outlines the tasks, timelines, responsibilities, service levels, dependencies, major milestones, deliverables, employee transition procedures and acceptance testing procedures to effect a Change Over for each Service category. During the Change Over Period, in accordance with the terms set forth in the Implementation Plan, Company shall accomplish the transparent, seamless, orderly and uninterrupted Change Over from the manner in which the Group received all services prior to the Effective Date to the manner in which the Services will be provided as described in this Agreement. As part of the Change Over, Company shall develop: (i) an inventory listing the equipment, software, and tools (by generic names, if reasonably required to avoid disclosure of Company's Intellectual Property) being used by Company to perform the Services and (ii) all documentation specific to the services provided to CUNA Mutual hereunder (e.g., process maps). Said inventory and a listing of documentation shall be attached hereto as Schedule Z, and updated by Company as reasonably required. These Change Over Services shall be provided at no charge to CUNA Mutual other than as specifically listed in Schedule 2.3 and/or Schedule 6.1.

     b. Company shall provide to the CUNA Mutual Project Manager (or his/her designee) a weekly written report as to the progress of completion of the activities contained in the Implementation Plan until each of Company's responsibilities thereunder have been completed. Such reports shall be in a format and include such detail as CUNA Mutual may reasonably request.

2.4  Service Levels.

     a. Company shall perform the Services in a manner that meets or exceeds the minimum Service Levels set forth in Schedule 2.4 (each, a "Service Level Agreement" or "SLA"), and all other terms and conditions of this Agreement, in accordance with the time frames set forth in the Implementation Plan and as otherwise specified in this Agreement. CUNA Mutual expects that the Service Levels will improve over time and that new Service Levels and SLAs may be added to reflect the Group's changing and/or new business requirements. Accordingly, during the Quarterly Reviews described herein, CUNA Mutual and Company shall discuss whether improvements to the SLAs are necessary due to any changing business needs of the Group. Any mutually agreed changes to the SLAs shall be reflected in a new Schedule 2.4 that shall replace the then-existing Schedule 2.4. If the parties are unable to reach agreement within 90 days after the commencement of discussions, then either party may terminate the Service(s) (including the entire category of service) related to the disputed SLA(s) on 90 days written notice.

     b. If Company fails to meet one (1) or more Service Levels described in an SLA, CUNA Mutual shall notify Company. Upon such notification, Company shall take steps to correct or redo the applicable Service component at no cost to CUNA Mutual within the time frame set forth in the SLA. In the event Company fails to conform the Service to the corresponding Service Level within said time frame, Company shall provide CUNA Mutual with the applicable service level credits set forth in Schedule 2.4 (each, a "Service Level Credit" or "SLC"). Company's failure to correct the deficiencies within the time specified may constitute material non-performance by Company, in which event CUNA Mutual shall have the option of terminating the

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          involved Service, the involved Service category, or this Agreement through the procedures set forth in Article XIII.

     c. Company shall determine its performance against the SLAs for every calendar month during the term of the Agreement and on or before the tenth (10th) day of the next succeeding calendar month, Company shall provide CUNA Mutual with a detailed report summarizing Company's performance against the SLAs during the measured month. Company shall also provide CUNA Mutual with tools to enable CUNA Mutual to access on a real-time and on-demand basis all data related to Company's performance against the SLAs for purposes of independently viewing and analyzing Company's compliance with the SLAs. Company's failure to provide the reports within the time frames set forth in this Section shall result in SLCs as set forth in Schedule 2.4.

     d. Upon CUNA Mutual's request, Company shall provide to CUNA Mutual copies of all Performance Data. Upon ten (10) business days' written notice and at reasonable times, CUNA Mutual shall have the right to conduct, or cause to be conducted, an audit of Company's performance and compliance with the SLAs under this Agreement. If any material failure of Company to perform Services or comply with the SLAs as provided under this Agreement is revealed through such audit, in addition to any other rights and remedies which may be available to CUNA Mutual under this Agreement, Company shall pay all of CUNA Mutual's expenses incurred in connection with such audit.

2.5 Equipment, Technology and Security Services. Company shall provide the services described in this Section 2.5.

     a. Without limiting the security-related requirements described in this Agreement, Company shall comply with all such security policies ("Security Policies") as CUNA Mutual and Company mutually develop from time to time, the initial such Security Policy to be based on the information provided by Company in response to CUNA Mutual's Basic Security Surveys, which are attached as Schedule 2.5. Company acknowledges that in establishing appropriate Security Policies, CUNA Mutual begins from a "base line" of the then-current version of ISO 17799 / BS 7799, or any successor standard(s) thereto. Upon CUNA Mutual and Company's agreement to each Security Policy developed from time to time, it shall be incorporated into this Agreement as a Service Level with no further action required by the parties. Company and CUNA Mutual shall agree on the initial Security Policy prior to the Effective Date. The parties agree that said Security Policies shall constitute SLA(s) hereunder.

     b. Without limiting the security-related requirements described in this Section and in Article IX below, Company shall maintain appropriate security measures at all Company facilities used to provide the Services to ensure continued performance of the Services in accordance with the SLAs and to protect Group Data from tampering or other damage including, without limitation, appropriate access controls. Company further agrees that if a third party auditor recommends (or if required by law) that the Company or the Group implement additional procedures or other requirements so as to ensure that information security measures are in accordance with industry best practices, Company will as expeditiously as possible implement and assist CUNA Mutual and its third party contractors, as necessary, to implement such additional procedures or other requirements, with the cost of such additional procedures to be allocated between the parties as they mutually agree. Upon implementation, said procedures and requirements shall become SLAs hereunder.

2.6 Disaster Recovery. For Services performed on premises of the Group, Company agrees to

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     adhere to the Group's then-current Disaster Recovery Plans relating to said premises, to the extent same apply to the Services, provided that said Disaster Recovery Plans are provided in writing to Company by CUNA Mutual.

2.7 Modifications to Services. If CUNA Mutual wants to: (a) add an ancillary service or (b) change the scope, requirements or specifications relating to any Service (each, an "Ancillary Service"), CUNA Mutual shall submit an executed RFS Form to Company. In response to an RFS Form submitted by CUNA Mutual, pursuant to clause (a) or (b), Company shall provide to CUNA Mutual a written proposal of the terms and conditions related thereto (an "Additional Proposal") within five (5) business days or as the parties otherwise agree. Such Additional Proposal shall describe in detail; (c) the impact, if any, of the proposed Ancillary Services on performance of the Services (including the SLAs); and (d) the estimated cost, or if requested by CUNA Mutual, the fixed cost, to perform such Ancillary Services. Notwithstanding anything to the contrary herein, CUNA Mutual shall at all times have the right to delete, in whole or in part, any Services provided by Company hereunder upon the execution of a mutually agreed upon Amendment. A deletion shall take effect as soon as Company is able to discontinue such Service, but in no event greater than thirty (30) calendar days from CUNA Mutual's request to delete such Service. Upon CUNA Mutual's written acceptance of an Additional Proposal, such Additional Proposal and related RFS Form shall constitute an amendment to the Statement of Work, which shall automatically be deemed a part of this Agreement and shall be governed by the terms and conditions hereof. In the event of a conflict between this Agreement and the Additional Proposal, such Additional Proposal shall control.

2.8 Service Modifications Related to Divestiture or Remodeling. Notwithstanding any provision of this Agreement, CUNA Mutual may with ninety (90) days written notice delete any Service, or reduce or eliminate types of work performed by Company as part of any Service, in the event the Group: (i) divests an entity or a part or all of business line, (ii) effects personnel reductions (not including any personnel reductions directly related to Company's assumption of the Services hereunder), or (iii) effects an outsourcing model impacting the Services [e.g., outsourcing administration of a business line or service segment (e.g., claims adjudication) with all services attendant thereto, including those encompassed within the Services provided hereunder]. The parties shall, if appropriate, create and execute a Transition of the impacted Services in accord with the terms of this Agreement related to Transition which shall include some reasonable compensation for the termination costs of Company. The parties shall also adjust Fees, Service Levels, and other aspects of Company's performance related to the Services impacted by the Transition in a manner that reasonably corresponds to the change in the Services to be provided by Company hereunder.

2.9 Reporting. Company shall furnish to CUNA Mutual such reports as CUNA Mutual may reasonably request from time to time. In addition to reports relating to the Company's performance of the Services in accordance with the SLAs, and reports relating to amounts invoiced to CUNA Mutual, Company's reports shall include, among other things, annual security audit reporting, including reporting on unauthorized system access incidents, and reports regarding cost-management and Subcontractor relationships. Company shall promptly (not later than two (2) calendar days after gaining knowledge thereof) inform CUNA Mutual of any deficiencies, omissions or irregularities in CUNA Mutual's requirements or in Company's performance of the Services that come to Company's attention.

2.10 Cooperation. Company shall cooperate fully with the Group and any third party designated by CUNA Mutual as necessary to implement the Implementation Plan and perform the Services, and shall disclose such information to the Group and such third parties relating to Company, the Company Equipment and the Services as may be required or necessary to implement the Implementation Plan and perform the Services or to facilitate CUNA Mutual's ability to carry out other functions. All such disclosures shall be subject to the confidentiality provisions of Article IX. The parties agree that joint planning and experienced personnel are

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     critical factors for successful change over and performance of the
     Services.

2.11 Compliance with Laws. Company shall perform its obligations hereunder in compliance with all applicable laws and regulations, and in such a manner so as to not cause CUNA Mutual to be in violation of any applicable laws or regulations including, without limitation, all laws and regulations relating to the collection, dissemination, transfer and use of data, specifically including, without limitation, the privacy and security of confidential, personal, sensitive or other protected data. Company acknowledges and agrees that it may be required to modify the manner in which it provides the Services to the Group in order to be compliant with policies and procedures developed by the Group that are designed to assure compliance with applicable laws and regulations. Without limiting the generality of the foregoing, such policies and procedures may require Company to cause its employees and those of its Subcontractors with access to the Group Data to execute confidentiality and non-disclosure agreements. No provision of this Agreement shall have any force or effect if it would cause a violation of any law or regulation, or would require any consent or approval to prevent any such violation. Notwithstanding the foregoing, CUNA Mutual acknowledges that it is aware of the requirements of the Private Express Statutes (the "PES") and agrees that CUNA Mutual will be solely responsible for compliance with the PES to the extent that Company acts in accordance with the instructions of the Group related to carriage and delivery of letters.

2.12 Governmental Approvals. Company shall obtain and maintain, and shall cause its Subcontractors to obtain and maintain, at no cost to the Group, all approvals, permissions, permits, licenses, and other forms of documentation required in order to comply with all foreign or domestic statutes, ordinances, and regulations or other laws that may be or become applicable to performance of Services hereunder. CUNA Mutual reserves the right to reasonably request and review all such applications, permits, and licenses prior to the commencement of any Services hereunder. If requested, CUNA Mutual shall cooperate with Company, at Company's cost and expense, to obtain any such approvals, permits and licenses. Similarly, and without additional charge or fee, Company shall provide relevant assistance to the Group in its attempt to fully comply with any domestic or foreign laws concerning data protection, including any obligation to certify or respond to any data protection authority regarding such matters.

2.13 Maintenance. Company will be responsible for all aspects of maintenance and repair concerning all Company Equipment.

                                   ARTICLE III
                                    PERSONNEL

3.1 Qualifications. The Company represents that the Services will be performed by qualified personnel who have the level of education, experience and expertise to perform the services called for hereunder. All personnel provided by the Company to perform Services must be acceptable to CUNA Mutual. At any time CUNA Mutual is not satisfied with the Services provided by any of Company's personnel, CUNA Mutual shall notify the Company in writing stating the reason for such dissatisfaction, which reason shall not violate any law or regulation. Once such documentation is received, the Company shall immediately remove the individual from providing Services under this Agreement and use its best efforts to provide substitute personnel immediately so that the Services can be provided as expeditiously as possible.

3.2 Company Staff. The Company shall provide the Group with the various categories of personnel, on the terms and at the rates, as specified in the Statement of Work, and shall designate a Company project manager (the "Company Project Manager") for the implementation and performance of the Services. The Company Project Manager shall act as a liaison between Company and the Group for all matters related to this Agreement and the Statement of Work and shall have overall responsibility for ensuring Company's

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     performance of its responsibilities and obligations as set forth in this
     Agreement and in the Statement of Work. All costs and expenses associated with providing, equipping and retaining Company staff and other personnel is included within the Fees, including, without limitation, all wages (including overtime payments), benefits of employment, applicable payroll taxes, and all associated staffing costs such as training and education, office supplies, PC refreshment, travel and lodging costs and recruiting and relocation expenses.

3.3 CUNA Mutual Staff. CUNA Mutual shall provide qualified personnel to perform its obligations under this Agreement, including a project manager (the "CUNA Mutual Project Manager"), who shall act as a liaison between Company and the Group, coordinate CUNA Mutual resources, coordinate CUNA Mutual personnel and have overall responsibility for meeting CUNA Mutual's responsibilities and obligations.

3.4 Training. Company shall provide; and cause its Subcontractors to provide, any training to the employees of Company and its Subcontractors as may be necessary for them to perform all of Company's duties under this Agreement (including technical training as well as training regarding applicable administrative matters such as Group-specific policies and procedures).

3.5 Responsibility for Staff. Company or, with respect to persons who work for a Subcontractor, the applicable Subcontractor(s), shall be responsible for their own staff assigned to provide Services under this Agreement, and, subject to this Article III, Company (directly or through Subcontractors) shall have the sole right to direct and control the management of such staff. Company and, in respect of persons who work for Subcontractors, Subcontractors, shall: (a) determine and pay all applicable wages and salaries, including applicable overtime and other premium pay; (b) provide welfare and retirement benefits, as it deems necessary or desirable; (c) comply with applicable tax laws, including income tax and employment tax withholding laws; (d) comply with all applicable laws governing the relationship between Company or Subcontractors and their respective employees, including laws relating to accommodation of disabilities, equal pay, provision of leave (e.g., FMLA, jury duty, etc.), unlawful discrimination, as well as wage and hour law requirements; (e) comply with all workers' compensation insurance coverage laws; (f) file all applicable reports with federal, state and local agencies and authorities as required by law; (g) maintain all required employment records, including personnel and medical files consistent with applicable law and customary business practices; and (h) comply with all applicable equal employment opportunity laws. While at or on the premises of the Group, personnel of Company and Subcontractors shall: (i) conduct themselves in a businesslike manner; and
     (j) comply with the reasonable requests and written standard rules of the Group regarding security, safety, health and personal, professional and ethical conduct as may be required for such locations. Such written rules shall be provided to Company by CUNA Mutual.

3.6 Company Personnel. Company shall be solely responsible for the supervision, daily direction and control of its employees. Company may vary staffing, as it deems appropriate to reflect Customer's workload activity. In addition, Company shall be responsible for payment of all compensation, benefits and employer taxes relating to such persons (including workers' compensation and disability). Furthermore, Company employees shall not be eligible for Customer's employee benefits.

3.7 No Solicitation. Each party agrees that during the term of this Agreement and for six (6) months after termination for any reason, it will not (i) hire any employee of the other party who is participating in the performance of the other party's responsibilities under this Agreement,
     (ii) solicit, entice, induce or encourage any employee of the other party who is participating in the performance of the other party's responsibilities under this Agreement to become employed or retained by the soliciting party or any other person, corporation or entity, or (iii) approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person, corporation or entity, in each case without the written consent of the other party. This provision shall not apply to persons employed by the Group at the time the Statement of Work is executed whose positions are eliminated or to be eliminated by the Group due to Company's assumption of the Services to be provided under the Statement of Work. If either party violates this Section and the involved employee leaves the employ of the aggrieved party, the breaching party shall compensate the aggrieved party with a one-time settlement equal to one-half (50%) of the annual salary of each involved employee.

3.8 Monthly Status Meetings. On the dates specified in the Implementation Plan and thereafter no less than monthly during the Term of this Agreement, the Company Project Manager and other key personnel, the CUNA Mutual Project Manager, other appropriate representatives of the parties and any necessary third parties shall meet at a CUNA Mutual-designated site or by Telephone conference, as determined by CUNA Mutual, to discuss: (a) during the Change Over Period, the status of the Implementation Plan, including, the development or implementation of any individual tasks within the Implementation Plan and any difficulties or issues that may exist, and/or changes to any date or other item set forth in the Implementation Plan; (b) Company's performance of the Service's, including Company's compliance with the SLAs; (c) invoice issues; (d) any tactical changes in resources, processes or procedures that will improve the performance of the Services; and (e) any other operational issues that may exist with respect to the parties' daily collaboration related to the Services. At least five (5) business days before each status meeting, Company shall present to CUNA Mutual a reasonably detailed written report of the status of the Implementation Plan (while appropriate) and the performance of the Services. The report shall include a summary, in such detail as CUNA Mutual shall reasonably request, of: (w) the accomplishments and difficulties encountered during the preceding month; (x) suggestions and proposed actions for dealing with and resolving any identified difficulties and the anticipated results during the next month; (y) a comprehensive and consolidated log of all outstanding implementation and/or performance related problems identified by CUNA Mutual and Company that remain to be resolved; and (z) if applicable, identification of any CUNA Mutual or third party delays or other circumstances that Company claims have impacted or will impact its ability to meet Service Levels. CUNA Mutual shall have the right to assume that Company does not know of any problems, difficulties or issues that may have an adverse impact on the performance of the Services (whether from a timing, cost or performance standpoint) unless Company specifically identifies such problems, difficulties or issues in its written project status reports.

3.9 Quarterly Reviews. During every calendar quarter during the Term of this Agreement, the Company's, Area Operations Director, Project or Site Manager and other key personnel, the CUNA Mutual Image Supply Manager (when retained), the CUNA Mutual Project Manager (during Change Over), other appropriate representatives of the parties and any necessary third parties shall meet at a CUNA Mutual-designated site or by telephone conference, as mutually-agreeable, to discuss: (a) Company's overall performance of the Services during the preceding quarter or quarters, including Company's record on the Services Scorecard comprised of its composite compliance with the SLAs; (b) any contemplated or proposed strategic changes relating to Company or the Group that may affect the performance of the Services; (c) Company's providing CUNA Mutual with strategic insights regarding industry trends pertaining to the Services that might assist CUNA Mutual in setting its business policies or requirements, improving CUNA Mutual's operations related to the Services, or reducing CUNA Mutual's costs; (d) Company's providing CUNA Mutual with its most-current overall customer satisfaction results; (e) the parties' respective views of the value being derived by CUNA Mutual in terms of increasing quality and decreasing cost; (f) dispute resolution; (g) contract changes; and (h) any other issues that may exist with respect to the Services or this Agreement.

3.10 Subcontractors. Company shall obtain CUNA Mutual's written consent before entering into an agreement with any subcontractor ("Subcontractors") to provide any of the Services to

          CUNA Mutual. As a condition of such consent, CUNA Mutual may require that Subcontractor agree to comply with this Agreement and such other requirements as GUNA Mutual, in its sole discretion, deems necessary. The Company agrees that all agreements with any Subcontractors it retains to provide Services hereunder shall contain all provisions required to enable Company to fulfill its obligations under this Agreement. In no event shall Company be relieved of its obligations under this Agreement as a result of its use of any Subcontractors. Company shall indemnify the Group for the actions or omissions of its Subcontractors in accordance with the terms and conditions specified in Article VIII.

                                   ARTICLE IV
                                    INSURANCE

4.1 Insurance. Company will obtain and maintain, at its sole expense and with insurance companies with at least an A.M. Best Rating of A-VII, the insurance coverage specified on Schedule 4.1 during the entire term of this Agreement on an occurrence basis or, in the case of coverage that cannot be obtained on an occurrence basis, on a claims made basis with a three year tail following the termination or expiration of this Agreement. Company shall provide proof of such insurance upon request. Company will deliver a certificate(s) of insurance evidencing the coverage specified to CUNA Mutual prior to providing any Services. Such certificate(s) will stipulate that the insurance company(ies) will endeavor to provide CUNA Mutual at least thirty (30) days' prior written notice of any cancellation of coverage. The Worker's Compensation, Employers Liability and Professional Liability will include a waiver clause restricting the insurer's rights of subrogation against the Group. Company will be solely responsible for any deductible or self-insurance retentions. The stipulated limits of coverage above shall not be construed as a limitation or expansion of any potential liability to the Group, and failure to request evidence of this insurance shall in no way be construed as a waiver of Company's obligation to provide the insurance coverage specified. Such Worker's Compensation, Employers Liability and Professional Liability insurance afforded to the Group shall be primary insurance and any other valid insurance existing for the Group's benefit shall be in excess of such primary insurance.

                                    ARTICLE V
                               RETAINED AUTHORITY

5.1 CUNA Mutual Business Strategy. The Group shall retain the exclusive right and authority to set the Group's business strategy and to determine, alter, and define any or all of the Group's requirements and operational and/or business. processes and procedures. CUNA Mutual shall consult with Company to inform Company of significant changes in the Group's business strategy and changes in its requirements and business processes relating to the Services. Company shall actively participate in any- of the foregoing as CUNA Mutual requests and shall provide CUNA Mutual with advice, information and assistance in identifying and defining projects and future business requirements to meet the Group's objectives.

                                   ARTICLE VI
                             FEES AND PAYMENT TERMS

6.1 Fees. As the sole and entire financial consideration for all of the Services to be performed by Company and for all of the other tasks, services and obligations of Company under this Agreement, CUNA Mutual shall pay to Company the fees ("Fees") set forth in Schedule 6.1, all in accordance with the terms and conditions described therein. Except as otherwise expressly stated in Schedule 6.1, CUNA Mutual shall not pay Company any additional fees, assessments, reimbursements or expenses for labor and general business expenses (including travel, meals, and overhead expenses) for the Services and other obligations of Company hereunder.

6.2 Taxes. All Fees are exclusive of all federal, state, municipal or other governmental excise, sales, use or similar taxes, which taxes will be billed to CUNA Mutual, if required by a tax authority to be collected and remitted by Company. Personal property taxes for Equipment owned or leased by Company, state and local privilege and excise taxes based on gross revenue, and taxes based on or measured by Company's net income, shall be paid by Company.

6.3 Payment. Company shall submit a monthly invoice to CUNA Mutual detailing the Fees for all Services provided to CUNA Mutual during the applicable period. All Company invoices shall: (a) be issued in accordance with the terms set forth in this Agreement; (b) be supported by appropriate back-up documentation that will be provided to CUNA Mutual promptly upon request, If such documentation is not satisfactory to CUNA Mutual,CUNA Mutual reserves the right, upon reasonable notice and at reasonable times, to conduct, or cause to be conducted, an audit of Company's information, books and records relating to the invoices, provided that any such audit may not be conducted more than once per calendar year and shall not be conducted during the last week of any calendar quarter or calendar month. CUNA Mutual, or its authorized representatives, shall be provided with full access to such information, books and records relating to this Agreement as may be necessary to confirm the accuracy of Company's invoices, documents, and other information supporting such invoices, and any pricing adjustment computations. All such audits shall be conducted during business hours, with reasonable advance notice, and shall include access to all proprietary and confidential information of Company, its Subcontractors and/or their respective affiliates to the extent necessary to comply with the provisions of this Section 6.3. If any discrepancy greater than five percent (5%) of the amount of any invoice is revealed through such audit, then Company shall reimburse CUNA Mutual for its reasonable costs and expenses incurred in connection with conducting such audit, but in any event no more than five thousand dollars ($5,000). CUNA Mutual shall pay all net undisputed amounts owed to Company under this Agreement, via electronic funds transfer, within thirty (30) calendar days following CUNA Mutual's receipt of Company's invoice.

6.4 Disputes. If an invoiced amount is disputed in good faith by CUNA Mutual then, until the parties resolve the dispute pursuant to Article XV, CUNA Mutual may suspend disputed payments and toll the running of time for default by: (a) paying the undisputed amount, if any; and (b) sending a written statement of exceptions to Company. All of the parties' respective obligations shall continue unabated during the duration of the dispute resolution.

6.5  Currency. All Fees and billing will be in United States Dollars.

6.6 Audit. CUNA Mutual, or its authorized representatives, shall have the right at any time to perform an operational and/or security audit with respect to Company's performance hereunder. CUNA Mutual and/or its authorized representatives shall not unreasonably disrupt Company's operations in the performance of said audits. Company shall grant CUNA Mutual and its representatives full and complete access to Company's facilities and all books, records and other documents of Company as they relate to this Agreement, or as they may be required in order for CUNA Mutual to ascertain any facts relative to Company's performance hereunder. Company shall provide CUNA Mutual, or its authorized representatives, such information and assistance as requested in order to perform such audits; provided, however, that the Parties shall endeavor to arrange such assistance in such a way that it does not interfere with Company's performance of the Services. If any audit reveals a material inadequacy or deficiency in Company's performance, the cost of such audit shall be borne by Company. Company shall incorporate this paragraph verbatim into any Agreement into which it enters with any Subcontractor providing Services under this Agreement.

                                  ARTICLE VII
                             INDEPENDENT CONTRACTOR

7.1 Independent Contractor. Company states and affirms to CUNA Mutual that it is an independent contractor. It shall have the direction and control of its employees and its approved Subcontractors in the provision of services to CUNA Mutual. CUNA Mutual shall not carry health insurance to cover Company or any of its employees. CUNA Mutual shall not pay any contribution to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits which might be expected in any employer-employee relationship. Company agrees to report and pay any contributions for. taxes, unemployment insurance, Social Security and other benefits for itself and its own employees. Nothing contained in this Agreement shall be construed so as to create a partnership between the parties or to authorize either party to act as a general agent of the other party. Neither party shall have any authority to make contracts, commitments, statements or representations on behalf of the other party, except as set forth in this Agreement.

                                  ARTICLE VIII
                                INDEMNIFICATION

8.1 Bodily Injury and Property Damage. The Company agrees to indemnify and hold the Group, their respective directors, officers, employees and agents harmless from any and all third party claims, actions, demands, lawsuits and causes of action arising from the negligent or willful acts or omissions on the part of the Company which result in:

          a. Injury, including death, to Company employees, except as may result from the negligence or willful acts of CUNA Mutual or its employees.

          b. Injury, including death to persons, including employees and representatives of CUNA Mutual, except as may result from the negligence or willful acts of CUNA Mutual or its employees.

          c. Tangible property damage, including computer data, data loss or other damage, to the extent caused by the negligent or intentional acts of Company or its employees, agents and/or Subcontractors.

8.2 General. The Company agrees to defend, indemnify and hold the Group and their respective directors, officers, employees, invitees and agents, harmless from and against all third party claims, demands, actions, liabilities, judgments, awards, fines, expenses, costs and/or other expenses, including reasonable attorneys' fees, arising out of or related to (a) any claim that any materials or services provided to the Group by Company hereunder infringe or violate the patent, copyright, trade secret or other proprietary right of any third party;
          (b) any claim that any materials developed or services rendered are not compliant with all applicable federal and state laws/regulations;
          (c) any breach or alleged breach of any of Company's representations, warranties, covenants or agreements hereunder; (d) the negligent or wanton acts or omissions of Company; (e) any claim relating to the non-hire of employees by Company, claims for wages, benefits, discrimination or harassment of any kind, wrongful termination and/or denial of severance or termination payments upon leaving Company's employ; and (f) any failure of Company to pay applicable taxes, including, without limitation, payroll and other employment-related taxes. CUNA Mutual shall be responsible for ensuring that it has appropriate rights to all materials that Company copies, uses or distributes on behalf of CUNA Mutual and shall indemnify and hold harmless Company, its directors, officers, agents and employees from and against any and all suits, actions, legal proceedings, claims, demands, or costs arising from such copying, use or distribution at the request or instructions on behalf of CUNA Mutual.

8.3 Limitations. Each party's cumulative liability to the other party from all causes of action in contract, tort or otherwise shall be limited to and will not exceed the amounts paid to Company by CUNA Mutual pursuant to this Agreement, except Company shall not be liable for more than one hundred dollars ($100) per document, envelope or package in the event of physical loss, damage or delay in delivery. No party shall be liable for any indirect, incidental, special, exemplary or consequential damages arising from any cause of action, even if such party has been advised of the possibility of such damages. Notwithstanding the foregoing or anything contained in this Agreement to the contrary, said limitations of liability shall not apply to:

a. damages arising out of a party's willful misconduct or gross negligence;

b. a party's indemnification obligations set forth in Article VIII;

c. damages arising out of or relating to a party's breach of the other party's Intellectual Property rights; or

d. damages arising out of or relating to a party's breach of its security and/or confidentiality obligations.

A party's liability under subsections (c) or (d) of this Section shall be limited in amount to the lesser of (i) Three hundred percent (300%) of the total amount paid by CUNA Mutual to Company and/or its Subcontractors under the Agreement during the twelve (12) months preceding the breach ("Annual Amount") or (ii) Seven Million Five Hundred Thousand Dollars ($7,500,000). In the event a breach takes place before twelve (12) months have transpired under this Agreement, the parties shall calculate an Annual Amount by multiplying by twelve
(12) the actual average monthly fees paid by CUNA Mutual to Company and/or its Subcontractors during the term of the Agreement prior to the breach.

                                   ARTICLE IX
                                 CONFIDENTIALITY

9.1 General. Company agrees, on its own behalf and on behalf of any Subcontractors it utilizes to perform Company's responsibilities under this Agreement, that any confidential or proprietary materials and information that the Group provides to Company or to which Company gains access in the course of performing its responsibilities hereunder including, but not limited to, materials and information relating to software, hardware, technical and systems profiles, documents, records, programs, systems, data, disks, tapes, ideas, concepts, theories, designs, approaches, improvements, techniques, methodologies, methods, processes, formulae, procedures, ledgers, files, communications, technical requirements, names, addresses and other identifiers of customers and prospects, other Customer Information, financial information, insurance policy information, billing information, claims information, business relationship information, coverage plans and rates, statistical data and methods, and other know-how or information relating to the Group and the credit union industry (including, but not limited to items legally constituting Trade Secrets) as between the parties (collectively, "Confidential Information"), and Group Data are the property of the Group, shall be used by Company only within the scope of its rights and responsibilities under this Agreement, and shall not otherwise be disclosed to third parties by Company without CUNA Mutual's prior written approval. Company further agrees that CUNA Mutual shall be able to enforce all proprietary rights of any member of the Group against Company relating to all Confidential Information provided under this Agreement. The confidentiality obligations set forth in this Section shall not apply to information and materials: (i) that are or subsequently become publicly available without Company's breach of any duties it owes to the Group; (ii) was known to Company prior to the Group's disclosure to Company; (iii) became known to Company from a source other than the Group other than by the breach of an obligation of confidentiality owed to the Group of which Company was notified by CUNA Mutual; (iv) is independently developed by Company; (v) is furnished to others by the Group without restrictions on the confidentiality and non-use similar to those contained in this Agreement; or (vi) is compelled pursuant to a requirement or request of a government agency or a court of competent jurisdiction. CUNA Mutual agrees that all of Company's confidential or proprietary information that Company furnishes and uses in the course of providing Services (excluding reports of CUNA Mutual provided data and documentation specific to the services provided to the Group hereunder identified on Schedule Z), including software, accounting systems, Company's Business Practice Standards/ISO 9000 Work Flows, Quick Guide Reference, Operations Manual, Distribution Matrix, Interoffice Mail Testing Procedures, Site Implementation Plan, and forms, report forms and like material (all collectively, "Company Information"), shall be and remain the sole and exclusive property of Company or its licensors. CUNA Mutual further agrees that it shall not use such Company Information for other than the Group's own Internal business purposes. CUNA Mutual also agrees that, upon termination of this Agreement, all tangible indicia of such Company Information shall be returned by CUNA Mutual to Company in accord with the terms of the Transition Plan.

9.2 Customer Information. The parties acknowledge and agree that it may be necessary for the Group to share its information pertaining or belonging to one or more of its customers ("Customer Information") with Company in order for Company to meet its obligations under this Agreement.

     a. With respect to the sharing, use and protection of Customer Information, Company agrees to hold in strict confidence Customer Information obtained from the Group during this Agreement, and not to disclose Customer Information, in any form or medium, to any affiliated or nonaffiliated person, firm or corporation except as necessary to perform services under this Agreement or as may be required by law. To the extent that Company contracts with a third party that obtains Customer Information in order to provide services under this Agreement, Company agrees to obtain contractual confidentiality protections to require the third party to hold Customer Information in strict confidence and not disclose it to any person unless required by law. Company agrees to return all Customer Information to the Group either upon request or termination of this Agreement. Company agrees to comply with applicable privacy laws and regulations including, but not limited to, the Gramm-Leach-Bliley
          Act, Public Law 106-102 (1999) as set forth in 15 U.S.C.A. ss.6801, as amended and to comply with applicable changes in such laws and regulations as these occur and become effective.

     b. Company agrees to use Customer Information only to provide services hereunder and not to use such information for any other purpose.

     c. Company agrees to implement and maintain reasonable and customary security measures to safeguard Customer Information. Such measures shall include, but not be limited to, requiring employees who will have access to such information to agree to the confidentiality requirements of this Section. CUNA Mutual may, upon at least five (5) business days' prior written notice, visit Company's facilities during normal business hours to inspect and determine that Company's security processes and procedures are in order, and otherwise audit, monitor and ensure that Company is in compliance with the terms of this Article. This right to audit shall also apply to any third party contractors that Company may use to perform any of its obligations under the Agreement. Failure to secure such rights shall be considered a material breach of this Agreement. In the event that a data security breach affecting Customer Information in Company's possession or control occurs, Company shall immediately notify CUNA Mutual of such breach and the measures taken in response thereof.

9.3 Notices. Company agrees to ensure that any copy, in whole or in part, of the Group's materials and information made by Company shall reproduce the proprietary, copyright and Trade Secret notices which appear on the original versions of such materials and information delivered to Company.

9.4 Unauthorized Use. Company agrees that it shall immediately notify CUNA Mutual upon discovery of any unauthorized disclosure or use of the materials and information provided to it or its agents by CUNA Mutual and will cooperate with CUNA Mutual in every reasonable way to assist the Group to regain possession of and terminate any unauthorized use of the materials and information that was subject to the unauthorized disclosure and/or use. The obligations of this section shall also apply to any third party contractors Company may use to perform its obligations under this Agreement.

9.5 Provision of Information. If Company generates, stores, possesses, maintains, processes or otherwise uses Group Confidential Information in the course of providing Services hereunder and there is no manner for CUNA Mutual to obtain a copy of the most current version of said Group Confidential Information that is more efficient than through Company, Company agrees that it shall, on five (5) days notice from CUNA Mutual at any time during the term of this Agreement and any Transition Period, transfer to CUNA Mutual a copy of the then-current copy of said Group Confidential Information in a mutually agreeable format, and CUNA Mutual shall reimburse Company all expenses Company reasonably incurs in personnel, media, and shipping costs in complying with any such request. Company shall comply with said request without regard to any disputes then existing between the parties.

9.6 Return of Materials. Upon the request of CUNA Mutual, but in any event upon termination of this Agreement, Company shall surrender to CUNA Mutual all memoranda, notes, records, drawings, manuals, programs, reports, data, flow diagrams, computer software, and other documents or materials and all copies of the same, pertaining to the Services, reports and other data or materials generated or developed by Company or furnished by the Group to the Company under this Agreement Upon termination of this Agreement, except for Customer Information, Company shall have no further obligation of confidentiality hereunder.

                                    ARTICLE X
                         OWNERSHIP OF WORK AND MATERIALS

10.1 Ownership by CUNA Mutual. Company agrees that all materials and Intellectual Property generated as deliverable output of the Services provided or developed by Company under this Agreement (Deliverable IP) shall be and remain the property of CUNA Mutual. Company specifically agrees that all copyrightable material first generated as deliverable output of the Services provided or developed under this Agreement shall be considered works made for hire and that such material shall, upon creation, be owned exclusively by the Group. To the extent that any such material, under applicable law, may not be considered works made for hire, Company hereby assigns to CUNA Mutual the ownership of copyright in such materials, without the necessity of any further consideration, and CUNA Mutual shall be entitled to obtain and hold in its own name all copyrights in respect to such materials. If, and to the extent, Company may, under applicable law, be entitled to claim any ownership interest in the Deliverable Intellectual Property, reports and other data generated or developed generated by Company under this Agreement, Company hereby transfers, grants, conveys, assigns and relinquishes exclusively to CUNA Mutual all of Company's right, title and interest in and to same, under patent, copyright, trade secret and trademark law, and shall require its employees and Subcontractors to do likewise. The Deliverable IP shall not include property developed by Company through its provision of services to customers other than the Group, such as underlying business data and rules, customized software scripts, intermediate data files, service procedures or methodologies, best practice guidelines and service level scorecard templates, patents, trade secrets, trademarks, copyrights to software, mask works, inventions, improvements, ideas, discoveries, management tools, workshops, manuals or know-how. Notwithstanding anything to the contrary herein, this agreement shall not transfer any title or right to CUNA Mutual or Group in any software or equipment used by PBMS in performing the Service under this agreement.

10.2 Group Data. All Group Data is and shall remain the sole and exclusive property of the Group. Company shall not use Group Data in any manner except as necessary to perform its obligations under this Agreement (which shall include uses related to quality assurance of the Services provided hereunder). Without limiting the generality of the foregoing, Company may compile statistical analyses and reports including Performance Data within aggregations of like data in order to establish and assess metrics and other aspects of performance relevant across its customer base, provided that said Performance Data is not displayed in a manner that can be reasonably linked to the Group or its customers.

10.3 Use of Name. Company acknowledges that "CUNA Mutual Group", the CUNA Mutual logo, and other marks owned by the Group are the sole property of the respective members of the Group, and nothing in this Agreement shall be interpreted to create a license to use such marks. Notwithstanding the foregoing, Company may use such marks and may disclose its relationship with CUNA Mutual Solely connection with the performance of its obligations under this Agreement and in compliance with CUNA Mutual's requirements and guidelines for the use of its marks. Company shall not otherwise use or display the name "CUNA Mutual Group" or any mark, logo or trade name owned by the Group, nor any work created for the Group, without CUNA Mutual's prior written approval.

10.4 Company Property. All of Company's Intellectual Property, proprietary information and materials existing prior to the execution of this Agreement shall remain exclusively owned by Company. To the extent that Company uses such materials or information in performing services under this contract such materials and information shall not become the property of the Group and disclosure of any such Intellectual Property to the other party shall not be construed as granting directly or by implication, any license to the other party. CUNA Mutual and Group acknowledges that "Pitney Bowes Management Services", the PBMS logo, and other marks owned by PBMS are the sole property of PBMS and nothing in this Agreement shall be interpreted to create a license to use such marks.

10.5 License to Embedded Material. Subject to the IP indemnity from CUNA Mutual and Group to Company regarding items provided to Company by CUNA Mutual and to the extent that any preexisting rights are embedded in the Deliverable Intellectual Property generated under this Agreement, Company, hereby grants the Group, to the full extent that PBMS has the right to make such grant, an the irrevocable, perpetual, nonexclusive, worldwide, royalty-free right and license to (1) use, execute, reproduce, display, perform, distribute copies of, and prepare derivative works based upon such preexisting rights and any derivative works thereof for internal Group use, and (2) authorize others to do any or all of the foregoing for Group's internal use.

10.6 License to Methods and Residuals. Company hereby grants the Group the irrevocable, perpetual, nonexclusive, nontransferable, nonassignable, worldwide, royalty-free right and license to (i) use, execute, practice and modify all or part of any method or process described in any document identified in Schedule Z (ii) use, execute, practice and modify Residuals, and (iii) authorize others to exercise the rights granted in clauses (i) and (ii); provided that all rights granted in this Section are limited to effectuation of the Group's internal operations wherein such internal operation shall not include service bureau, outsourcing services or similar functions. The Group takes such license without any warranty or indemnity and expressly acknowledges that it may not be able to make equivalent use of the material without material that PBMS will be using that is not included in the grant of this section. If any warranty or indemnity is imposed by operation of law due to this grant, the license grant is void. The rights to methods and processes described herein do not include any right after termination of this Agreement (except in the execution of a mutually-agreed Transition Plan) to retention, possession or use of Company equipment or Company Information through which Company executes such methods and processes. The term "Residuals" means information of a general nature, such as general knowledge, ideas, concepts, know-how, professional skills, work experience, procedures, or techniques that is retained in the unaided memories of the Group's employees without photographic memories who have had access to Company's information, methods and processes during the course of the parties' performance of their responsibilities under this Agreement and such grant to residuals alone shall not grant a license by implication or otherwise to any valid patent or copyright. An employee's memory is unaided if the employee has not intentionally memorized the information for the purpose of retaining and subsequently using or disclosing it. CUNA Mutual shall not have any obligation to pay royalties for the rights granted in this Section.

10.7 Further Acts. Company shall, and shall require its employees, Subcontractors, and other agents to, at CUNA Mutual's expense, execute any documents or perform any acts that may be deemed necessary or desirable by CUNA Mutual and as agreed by PBMS, such agreement not to be unreasonably withheld, to evidence more fully the transfer of ownership or the licenses to the Group described in this Article.

10.8 Third Party Property. Upon written request by CUNA Mutual, Company shall within a reasonable time notify CUNA Mutual in writing of the extent to which any of Company's existing proprietary information of materials used to provide Services under this Agreement contain third party materials and/or programs.

                              ARTICLE XI WARRANTIES

11.1 Authority. Company hereby represents and warrants that it has full right and authority to perform its obligations herein granted and that it has neither assigned nor otherwise entered into an agreement by which it purports to assign or transfer any right, title or interest to any intellectual property right or any other right that would conflict with its obligations under this Agreement. Company covenants and agrees that it shall not enter into any such agreements. CUNA Mutual hereby represents and warrants that it has full right and authority to perform its obligations herein, and to act on behalf of the entities within the Group.

11.2 Standards. Company represents and warrants to CUNA Mutual that it has the skills, resources and expertise to provide and shall provide all Services in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Company represents and warrants to CUNA Mutual that it shall perform the Services required by this Agreement in a professional and workmanlike manner and in accordance with the SLAs and industry practices and standards generally applicable to such Services. Notwithstanding the foregoing, where this Agreement or the Statement of Work specifies a particular standard or criteria for performance, this warranty is not intended to and does not diminish that standard or criteria for performance.

11.3 Specifications. The Company warrants that any deliverable which it contracts to provide hereunder shall, when completed, conform in all material respects to the specifications for said deliverable agreed to by the Company and CUNA Mutual.

11.4 Financial Representations. Company represents to CUNA Mutual that all financial statements, reports, and other information furnished by Company to CUNA Mutual hereunder or otherwise in connection with the award of this Agreement fairly and accurately represent the business, properties, financial condition, and results of operations of Company as of the respective dates, or for the respective periods, covered by such financial statements, reports or other information.

11.5 Intellectual Property. Company represents and warrants to CUNA Mutual that the use of any services, techniques or products provided or used by Company to provide the Services does not and shall not infringe upon any Third Party's patent, trademark, copyright or other proprietary rights, nor make use of any misappropriated trade secrets, and there is currently no actual or threatened suit against Company by any Third Party based on an alleged violation of such right.

11.6 No Claims. Company represents and warrants to CUNA Mutual that there is no action, suit, claim, investigation or proceeding pending, or to the best of Company's knowledge, threatened against, by or affecting Company or the Services which, if adversely decided, might adversely affect: (a) Company's ability to enter into this Agreement; (b) Company's performance of its obligations herein; or (c) the Group's receipt of the Services. Company further represents and warrants that it does not know of any basis for any such action.

11.7 Not Misleading. No representation or warranty by Company that is contained in this Agreement or that may be contained in any Schedule, Exhibit, Addendum or Attachment contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein not materially misleading.

11.8 System Security. In connection with providing the Services, Company represents and warrants to CUNA Mutual that it shall not engage in any activities that create, activate or allow the creation or activation of any worm,, trap door, back door, timer, clock, counter or other limiting routine, instruction or design that would erase or corrupt data or programming or otherwise cause any of the Group's or the Group's authorized users' systems, or any part thereof, to become inoperable or incapable of being used in the manner intended. In addition, Company and CUNA Mutual covenant and agree that with respect to viruses: (a) each party shall be responsible for installing and operating up-to-date virus detection and removal products on equipment operated by such party; (b) each party shall be responsible for running virus scans and downloading the new definition files to its own equipment; and (c) if a virus is introduced into a system, each party shall use reasonable commercial efforts to identify and neutralize such virus and to mitigate any adverse effect of such virus. In addition, Company represents and warrants that it complies with the security requirements as agreed upon by Company and CUNA Mutual.

                                   ARTICLE XII
                              FINANCIAL INFORMATION

12.1 Financial Statements. Company agrees that it shall provide CUNA Mutual, on an annual basis, with the information identified on Schedule X ("Company Financial Reports"). Company Financial Reports shall be provided only to CUNA Mutual's Image Supply Manager, and the Image Supply Manager may share such information on a need to know basis only with CUNA Mutual's Chief Financial Officer. Company Financial Records shall be deemed Company Information pursuant to the definition in Section 9.1 above and further shall be treated as CUNA Mutual treats its most highly confidential information. In no event shall such Financial Reports or the information contained therein be disseminated in any way whatsoever other than as authorized in this provision.

12.2 Notice of Default. As soon as practicable after any officer of Company becomes aware of the existence of any Event of Default or any other development or other information which could reasonably be expected to have a material adverse effect on Company's ability to perform the Services hereunder, Company shall provide, as soon as practicable after transmitting any legally-required notices to regulators, telephonic or electronic mail notice to CUNA Mutual specifying the nature of such Event of Default or development or information, including the anticipated effect thereof, which telephonic or electronic notice shall be promptly confirmed in writing.

                                  ARTICLE XIII
                              TERM AND TERMINATION

13.1 Term. Unless otherwise terminated earlier in whole or in part under this Agreement, this Agreement shall commence as of the Effective Date and shall continue for five (5) years.

13.2 Default. Each of the following shall constitute an event of default (each, an "Event of Default"), the occurrence of one (1) or more of which shall constitute a material breach of this

     Agreement that shall entitle the non-breaching party, as applicable, to seek the rights and remedies set forth in this Article 13:

     a. The failure of either party to pay any undisputed fees, charges or other amounts due under this Agreement, provided that such failure is not cured within fifteen (15) business days following receipt of written notice of such failure;

     b. The failure of either party to comply with the confidentiality or security provisions contained in this Agreement;

     c.   Company's failure to meet the SLAs to the extent described in said
          SLAs;

     d. Company's failure to maintain a composite score that the parties mutually agree by the conclusion of the Change Over to indicate an overall satisfactory level of performance;

     e.   Company's failure to maintain insurance coverage as specified in
          Article IV, provided that such failure is not cured by Company within ten (10) calendar days following receipt of written notice of such failure; or

     f. Company's assignment, delegation, or transfer, in whole or in part, of this Agreement or any rights hereunder; or

     g. Either party's material breach of a representation or warranty or failure to perform a material obligation set forth in this Agreement or the Statement of Work, provided that such material breach is not cured within thirty (30) calendar days following receipt of written notice of such material breach.

13.3 Company Remedies. Upon the occurrence of an Event of Default by or with respect to CUNA Mutual, subject to CUNA Mutual's rights set forth in
     Section 13.5. Company shall be entitled to any of the following remedies:
     (a) terminate this Agreement; (b) seek to recover damages from CUNA Mutual;
     (c) if applicable, obtain the additional rights and remedies set forth in
     Article X; and/or (d) subject to the terms of Section 8.3, exercise any other rights or remedies available to Company at law or in equity.

13.4 CUNA Mutual Remedies. Upon the occurrence of an Event of Default by or with respect to Company, CUNA Mutual shall be entitled to any of the following remedies: (a) terminate this Agreement; (b) seek to recover damages from Company; (c) if applicable, obtain the additional rights and remedies set forth in Article X; and/or (d) subject to the terms of Section 8.3, exercise any other rights or remedies available to CUNA Mutual at law or in equity.

13.5 Transition. Upon either party's receipt from the other party of a notice of complete or partial termination of the Services and/or of this Agreement for any reason (including breach by the Group), appropriate representatives of the parties will meet within ten (10) days at a CUNA Mutual-designated site, or by teleconference, as mutually agreed (which agreement shall not be unreasonably withheld) to develop a detailed, complete plan of transition (the "Transition Plan") that outlines the tasks, timelines, the parties' respective responsibilities, and all other items reasonably required to effect a Transition for each Service category. Company shall cooperate with CUNA Mutual, any successor provider or other agent of CUNA Mutual engaged to provide services related to the Transition. As part of its Transition Services, Company shall furnish: (i) an updated Schedule Z including (A) a then-current version of the inventory listing the equipment, software, and tools (by generic names, if reasonably required to avoid disclosure of Company's Intellectual Property) being used by Company to perform the Services and (B) a then-current listing of all documentation specific to the services provided to CUNA Mutual hereunder (e.g., process maps) and (ii) complete, then-current versions of all documentation listed on Schedule Z. Company shall provide to the CUNA Mutual Project Manager (or his/her designee) a weekly written report as to the progress of completion of the activities contained in the Transition Plan until each of Company's responsibilities thereunder have been completed. Such reports shall be in a format and include such detail as CUNA Mutual shall reasonably require. These Transition Services shall be provided on a time and materials basis at rates commensurate with the rates that Company has charged CUNA Mutual for the Services during the term of the Agreement; provided, however, that the parties shall agree upon "an Estimated Transition Fee with "+/-" ten percent (10%) "floor/ceiling" and provided further that in the event that the Transition is achieved in all material respects within the time frames set forth in the Transition Plan, CUNA Mutual shall pay Company an additional amount equal to five percent (5%) of the Estimated Transition Fee upon completion of the Transition and a separate additional amount equal to five percent (5%) of the Estimated Transition Fee sixty (60) days following achievement of the transition provided that CUNA Mutual and the successor provider have not experienced any material defects or disruptions of the transitioned Services during said sixty (60) day period that are reasonably related to omissions, inadequacies or other deficiencies in Company's Transition Services.

13.6 Force Majeure. Each party shall be excused from performance for any period and to the extent that the party is prevented from performing any services, in the whole or in part, as a result of delays caused by a Force Majeure Event. Notwithstanding the foregoing, either party shall have the right to terminate all or any portion of the Services and/or to terminate this Agreement in its entirety by delivering to the other party a written notice of termination specifying the termination date, if a delay or interruption of performance by such party resulting from a Force Majeure Event exceeds fifteen (15) calendar days, despite such party's use of its commercially best efforts to recover from such Force Majeure Event; provided, however, that the parties shall remain obligated to perform their Transition Services obligations hereunder until such obligations have been fulfilled. Any termination pursuant to this Section shall not constitute a termination for convenience, and neither party shall be required to pay a any termination fee or credits to the other party with respect to any such termination. For purposes of this Agreement, a "Force Majeure Event" shall mean an act of God, act of governmental body or military authority, fire, explosion, flood, epidemic, riot or civil disturbance, war, sabotage, insurrections, blockades, embargoes, storms or other similar events that are beyond the reasonable control of the affected party and preventing such party's performance of its obligations under this Agreement. Notwithstanding the foregoing, "Force Majeure Event" expressly excludes:
     (a) any Company strike, walkout or other labor shortage; and/or (b) any non-performance of a Company Subcontractor, regardless of cause (unless due to a Force Majeure Event).

13.7 Rights Cumulative. Except as otherwise expressly provided in this Agreement, the rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies the parties may have at law or in equity.

13.8 Survival. Sections 3.7, 10.1 through 10.7, 13.5, 13.8, 16.1,16.3, 16.5-16.9 and Articles VIII, IX and XI shall survive the expiration or termination of this Agreement.

                                  ARTICLE XIV
                                BACKGROUND CHECK

14.1 Background Check. Company agrees to process a complete background check on all employees and any temporary employee (for purposes of this Section, collectively referred to as the "Employee") that Company places at the Group's premises or assigns to work on Group projects remotely. The background check shall include an employment reference check and a criminal background check for any conviction of a violent crime or crime of theft, dishonesty or breach of trust. The background check shall be performed in any county that the Employee has resided in during the last five (5) years. Violent crime shall be defined as any felony involving participation in acts resulting in death or bodily harm to a victim. Crime of theft, dishonesty or breach of trust shall mean any felony involving a misrepresentation, wrongful taking of property, fraudulent conduct and include without limitation and subject to various nomenclatures among jurisdictions: larceny-theft, embezzlement -theft, false pretenses-theft, receiving stolen property, extortion, fraud and identity theft. Company will also complete Social Security number checks of all Employees placed at the Group to ensure that their name and number match those recorded with the Social Security Administration. Furthermore, Company agrees to maintain a policy of requiring all employees performing work for the Group to notify Company if the employee is convicted of a violent crime or crime of theft or dishonesty, as defined above. Company agrees that it will not knowingly place an Employee at the Group, who has been convicted of a violent crime or crime of theft or dishonesty. Company will, upon request, provide evidence that these employment conditions are being fulfilled, and will permit and cooperate with CUNA Mutual upon its request to audit Company's practices (but not individual employment records). Such auditor shall be subject to the execution of a non-disclosure agreement on the part of the auditor.

14.2 OFAC Review. Company agrees to perform an Office of Foreign Assets ("OFAC") check on the employees of all Subcontractors prior to placing them at any Group facility or before permitting them to provide services under this Agreement remotely. Company agrees that it will not permit the employee of any Subcontractor whose name appears on the OFAC list to perform work for CUNA Mutual until such time as Company can prove to CUNA Mutual's satisfaction that the employee is not the Individual named on the OFAC List.

                                   ARTICLE XV
                               DISPUTE RESOLUTION

15.1 Manager Review. If a dispute relating to this Agreement arises between the parties, the Company Project Manager and CUNA Mutual Project Manager shall meet as often as shall reasonably be required to resolve the dispute. Written minutes of such meetings shall be kept. If the Company Project Manager and CUNA Mutual Project Manager are unable to resolve the dispute within ten (10) calendar days after the initial request for a meeting, then the dispute shall be submitted to an executive-level performance review as described in Section 15.2.

15.2 Executive Review. Face-to-face negotiations shall be conducted by senior executive officers of CUNA Mutual and Company. If such representatives are unable to resolve the dispute within seven (7) calendar days after the parties have commenced negotiations, or ten (10) calendar days have passed since the initial request for negotiations at this level, then the parties shall submit the dispute to mediation.

15.3 Mediation. If executive-level performance review is not successful in resolving the dispute, the parties shall submit the dispute to non-binding mediation. Mediation must occur within ten (10) business days after the parties agree to submit the dispute to mediation, and the duration of the mediation shall be limited to one (1) business day. The parties shall mutually select an independent mediator experienced in the nature of the dispute, and each shall designate a representative(s) to meet with the mediator in good faith in an effort to resolve the dispute. The specific format for the mediation shall be left to the discretion of the mediator and the designated party representatives and may include the preparation of agreed-upon statements of fact or written statements of position furnished to the other party. Such mediation shall be conducted as expeditiously as possible and shall be conducted within twenty (20) business days following the parties' agreement to mediate the dispute. The parties shall share in the cost of the mediator, but otherwise shall be responsible for their own respective costs in mediating the dispute.

15.4 Obligations Continue. Except where clearly prevented by the area in dispute, both parties shall continue performing their obligations under this Agreement and the Statement of Work while the dispute is being resolved under this Article 15 unless and until the dispute is resolved or until this Agreement is terminated as provided herein. Except disputes relating to the payment of Company invoices as described in Section 6.4, the time frame for a party to cure any breach of the terms of this Agreement shall not be tolled by the pendency of any dispute resolution procedures.

15.5 Equitable Relief. Notwithstanding anything contained in this Agreement to the contrary, the parties may be entitled to seek injunctive or other equitable relief whenever the facts or circumstances would permit a party to seek such equitable relief in a court of competent jurisdiction.

                                  ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

     16.1 Notices. Each notice, request, demand, or other communication by either party to the other party pursuant to this Agreement shall be in writing, land, except for day-to-day communications and other routine documentation and correspondence, shall be (a) personally delivered, (b) sent by U.S. certified mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight commercial courier, charges prepaid, or (d) sent by facsimile or electronic mail, addressed to the Company Project Manager or the CUNA Mutual Project Manager, as applicable, at his or her last known address, with copies to the individuals set forth below. Any notice shall be deemed to have been given when personally delivered, on the third business day following the date of sending when sent by certified mail, on the date of delivery when sent by commercial courier, or upon acknowledgement of receipt when sent by facsimile or electronic mail.

     If to Company:
     Area Operations Director
     Pitney Bowes Management Services, Inc.
     2200 Western Court
     Lisle, Illinois
     Fax: 630-435-7407

     With a copy to:

     Contracts Document Specialist
     Pitney Bowes Management Services, Inc.
     23 Barry Place
     Stamford, CT 06926
     Fax: (203) 674-5364

     With a copy to:
     Associate General Counsel
     Pitney Bowes Inc. MSC 64-07
     One Elmcroft
     Stamford, CT 06926
     Fax: (203)351-7388

16.1 Entire Agreement; Amendment; Waiver. This Agreement (including all Schedules and amendments hereto, which are incorporated by reference) is intended by the parties hereto to be the final expression of their agreement, and it constitutes the full and entire understanding between the parties with respect to the subject hereof. This Agreement may be amended only by a writing signed by the parties to this Agreement. If a waiver, amendment or modification of any provision of this Agreement is handwritten, typed or otherwise included within the physical confines of this document, it shall not be effective unless specifically initialed by the party against whom enforcement of such waiver, amendment or modification is sought. No waiver, failure or delay by either party in exercising any right, power or remedy with respect to any of its rights hereunder shall operate as a waiver thereof in the future.

16.2 Expenses. Each party shall bear all expenses paid or incurred by it in connection with the planning, negotiation and consummation of this Agreement.

16.3 Benefits of Agreement. The rights and benefits of this Agreement may be exercised by any member of the Group, provided that CUNA Mutual shall be and remain responsible for compliance with the terms and conditions of this Agreement, and shall serve as agent for the Group for all purposes of this Agreement.

16.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same document.

16.5 No Construction Against Drafter. The parties acknowledged that this Agreement and all the terms and conditions contained herein have been fully reviewed and negotiated by the parties. Having acknowledged the foregoing, the parties agree that any principle of construction or rule of law that provides that an agreement shall be construed against the drafter of the agreement in the event of any inconsistency or ambiguity, shall have no application to the terms and conditions of this Agreement.

16.6 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin without regard to its conflicts of laws principles.

16.7 Assignment. Neither CUNA Mutual nor Company may sell, assign, or transfer any rights or interests created under this Agreement or delegate any of their duties without the prior written consent of the other; provided, however, that CUNA Mutual may assign this Agreement and its rights and responsibilities hereunder to another corporation subject to the same ownership and control with it. Any other assignment or delegation of either party hereunder, without the written consent of the other, shall be void.

16.8 Participation in Defense. Any entity entitled to indemnification hereunder shall have the right to participate in the defense in any such suit or proceeding, through counsel of its own choosing and at its own expense, if joined as a defendant herein.

16.9 Severability. Should any part, term or provision of this Agreement be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

CUNA MUTUAL INSURANCE SOCIETY


By: /s/ H. David Lundgren
    ---------------------
Print Name: H. DAVID LUNDGREN
Title: Chief Prod. Officer
Date: April 26, 2006


PITNEY BOWES MANAGEMENT SERVICES, INC. ("COMPANY")


By: /s/ Peter Panzarella
    --------------------
Print Name: Peter Panzarella
Title: VP Finance, PBMS
Date: 4/28/06

                                  SCHEDULE 2.3

                               Implementation Plan

                MILESTONES - PHASE 1                   DATE FOR COMPLETION
----------------------------------------------------   -------------------
Process Mapping -- Waverly                             4/28/2006
Process Mapping -- Madison                             4/28/2006
Baseline all Services                                  4/28/2006
Process Standardization                                5/15/2006
Internal Billing Chargeback Model                      5/15/2006
HR Staffing -- Internal                                5/12/2006
HR Staffing - External                                 5/12/2006
Equipment Maintenance Checklist                        5/5/2006
Site Readiness for startup - CUNA signoff              5/12/2006
Madison Work Transition                                TBD
Relocation to Willow Lawn Mall                         TBD
Punch list of outstanding deliverables from Imp Plan   5/8/2006
Exit Interview with Customer regarding Phase 1         6/5/2006
Exit Phase 1                                           6/12/2006

                                  SCHEDULE 2.4

                      SERVICES AND STANDARDS OF PERFORMANCE

                     COMMENCEMENT DATE, CENTER(S) AND HOURS

A.   Commencement Date: The Services will commence on May 15, 2006

B. Center(s): PBMS will assume responsibility for the Services set forth in Exhibit, B hereto at the, following Customer Center(s):

          2000 Heritage Way
          Waverly, Iowa 50677

C.   Hours of Operation: The hours of operation will be:

     MONDAY TO FRIDAY: 6:30 A.M. to 8:30 P.M.

     SATURDAY: 7:30 A.M. to 3:00 P.M.

                      SERVICES AND STANDARDS OF PERFORMANCE

                                  MAIL SERVICES

The "MAIL SERVICES" parameters address the sorting and preparation of mail and materials coming into the CUNA Mutual group from external sources as well as preparation of mail and materials being sent from CUNA Mutual Group -- Waverly, IA office.

                                                 AVERAGE                                     CRITICAL
   SERVICE                                       MONTHLY               PERFORMANCE            SERVICE
   PRODUCT                ACTIVITY                VOLUME                 STANDARD             YES/NO
--------------   ------------------------   ----------------   ---------------------------   --------
REMOTE MAIL      Provide staff for the             N/A         Staff will be available for   Yes
INSPECTION       reception of inbound                          the receipt of all inbound
HOURS OF         mail and packages as                          mail and small courier
OPERATION        needed.                                       packages as needed.

                 Provide staff to provide                      Mail Services will be
                 Mail inspection for all                       staffed for as long as it
                 mail and packages.                            takes to process the
                                                               material for remote
                 Typical hours begin at                        inspection.
                 7:00 AM Monday thru
                 Friday and 7:30 AM on                         Mail will be sorted by
                 Saturday                                      customer specification;
                                                               see Continual Quality
                                                               Measurement for
                                                               accuracy standard

                                                AVERAGE                                      CRITICAL
   SERVICE                                      MONTHLY                PERFORMANCE           SERVICE
   PRODUCT                ACTIVITY              VOLUME                   STANDARD            YES/NO
--------------   ------------------------   ----------------   ---------------------------   --------
REMOTE MAIL         Objective:              133,359 total      Slit open each envelope.      Yes
INSPECTION                                  pieces inspected   Jog envelopes upside down
                  - Avoid quarantine of                        and look for foreign matter
                    any building which                         falling from the jogger. If
                    has a CMG CRITICAL                         foreign matter appears
                    BUSINESS FUNCTION                          suspicious, alert
                  - Rough sort mail by                         CUNA Mutual Security.
                    envelope to mail stop.                     CUNA Security will assume
                  - Tray and bundle mail    21,833 pieces      full responsibility for the
                    for transport to end    individually       disposition of any piece of
                    recipients.             validated          mail with any foreign
                  - Validate Contents for                      matter or any appearance of
                    each individual                            being suspicious. PBMS
                    envelope for PO                            has no liability for
                    Boxes 101,203 & 327                        handling any suspicious
                                                               mail or foreign matter.

                                                               - Rough sort mail by
                                                                 envelope information
                                                                 according to customer
                                                                 specifications.
                                                               - Tray and bundle mail
                                                                 for transport to end
                                                                 recipients.

                                                               Processing for all of the
                                                               mail will be completed
                                                               within 4 1/2 hours after
                                                               receipt.

                                                               Processing will occur at
                                                               a location away from any
                                                               building that has a
                                                               computer center. CUNA will
                                                               at all times provide a
                                                               fully functioning facility
                                                               at its sole expense free of
                                                               any computer center. Should
                                                               the processing center be
                                                               changed, any expenses
                                                               associated with relocating
                                                               PBMS personnel or process
                                                               remapping will be at the
                                                               sole expense of CUNA.

                                                               All services performed
                                                               accurately and timely as
                                                               per standard set forth in
                                                               Continual Quality
                                                               Measurement

                                                AVERAGE                                      CRITICAL
   SERVICE                                      MONTHLY                PERFORMANCE           SERVICE
   PRODUCT                ACTIVITY              VOLUME                   STANDARD            YES/NO
--------------   ------------------------   ----------------   ---------------------------   --------
INBOUND USPS     USPS mail from Mail        133,359 total      Mail will be available in a   Yes
MAIL DELIVERY    Services in trayed rough   pieces             rough sort that is trayed
                 sort order. Sortation is                      and bundled for delivery to
                 based on information                          the next mail staging area
                 provided on the                               within 4 1/2 hours of
                 envelope. PBMS will                           receipt of that mail. The
                 deliver mail destined                         only exception is that all
                 for imaging in the Image                      B&C/Cashiers mail received
                 and Prep department in                        by 1.30 PM will be
                 Mail Services for                             delivered by 2:30 PM each
                 processing.                                   day.

                                                               Standard for timeliness as
                                                               set forth in Continual
                                                               Quality Measurement.

RESEARCH MAIL    All unidentifiable mail    300 average        Research mail,                No
                 is researched and sorted   pieces per month   subscription, publications
                 for delivery to the mail                      will be processed and
                 drop of the recipient.                        delivered within 48 hours.

UNSOLICITED      All unsolicited mail                          Unsolicited mail with no      No
MAIL             that is undeliverable                         department or employee
                 will be discarded.                            name will be discarded.

INCOMING USPS    Volume counts for mail.    Daily              Volume counts will be         NO
MAIL VOLUME      Incoming USPS mail is                         captured daily and reported
COUNTS           sorted for distribution.                      monthly. Mail will be
                                                               sorted to the mail location
                                                               of the department.

                                                               All services performed
                                                               accurately and timely as
                                                               per standard set forth in
                                                               Continual Quality
                                                               Measurement

OUTGOING USPS    Weigh, meter and prepare   Daily              All outgoing mail will have   Yes
MAIL             outbound material for                         the appropriate postage       No
                 Waverly operations for                        applied and will be
                 delivery via courier                          properly sealed and
                 service to                                    verified. Same day
                 USPS.                                         processing of all First
                                                               Class mail received and
                                                               processed by 4:00 p.m.

                                                               All services performed
                                                               accurately and timely as
                                                               per standard set forth in
                                                               Continual Quality
                                                               Measurement

                                                AVERAGE                                      CRITICAL
   SERVICE                                      MONTHLY                PERFORMANCE           SERVICE
   PRODUCT                ACTIVITY              VOLUME                   STANDARD            YES/NO
--------------   ------------------------   ----------------   ---------------------------   --------
POSTAGE          Capture all the postage    Daily              Provide accurate monthly      NO
CHARGEBACK       information on usage by                       accounting reports for all
AND PO BOX       PO#.                                          cost centers (departmental
ADMINISTATION    Track, manage, ope and                        budgets).
                 close accounts for each
                 PO # on the behalf of                         All services performed
                 CUNA MUTUAL GROUP                             accurately and timely as
                                                               per standard set forth in
                                                               Continual Quality
                                                               Measurement

OUTGOING         Prepare all outbound       Daily              Same day processing for all
PACKAGES         express labels from the                       packages received by 3:30
                 request sheets received                       p.m. with level of accuracy
                 throughout the day.                           and timeliness as per
                                                               standard set forth herein.

INCOMING         All receipts for Mail      200 pieces/day     Incoming accountable items    Yes
SHIPMENTS        Services are controlled;                      will be received and logged
                 these are logged,                             into CUNA MUTUAL Group's
INSPECTION       manifested, and                               customized SC Logic system.
LOGGING          signatures obtained from
                 PBMS PBMS will be
                 responsible for delivery                      Incoming shipments will be
                 of all inbound                                processed in the SC Logic
                 shipments.                                    system and available for
                                                               pickup from MAIL SERVICES
                                                               within 2 hours of receipt
                                                               as per timeliness standard.

                                                               CUNA MUTUAL GROUP retains
                                                               the role of system
                                                               administrator and
                                                               responsible for training
                                                               the PBMS trainer. PBMS will
                                                               provide the operations
                                                               functions for receipt..
                                                               PBMS will report on volumes
                                                               received and compliance. as
                                                               per accuracy standard.

COPIER PAPER     Daily delivery of copier   Daily              Maintain inventory of
DELIVERY         paper to copier stations                      copier paper in bulk
                 as required until such                        storage, at copier
                 time as transition to                         stations, and remote
                 IKON. PBMS will track                         locations
                 copier paper inventory

OUTGOING         Compile documents          Monday,            Process Rep Mailings          No
REP              for field mailings as      Wednesday and      by 3:30 PM with level
MAILINGS         required.                  Friday             of accuracy and
                                                               timeliness as per
                                                               standard set forth
                                                               herein.

                     SERVICES AND STANDARDS OF PERFORMANCE

                                                 AVERAGE                                     CRITICAL
   SERVICE                                       MONTHLY               PERFORMANCE            SERVICE
   PRODUCT                ACTIVITY                VOLUME                 STANDARD             YES/NO
--------------   ------------------------   ----------------   ---------------------------   --------
FACE-TO-FACE     Convert microfilm /        Average of 3,950   All Face to face processed    Yes
MICROFILM /      microfiche to image        jackets imaged     within 6 business hours of
MICROFICHE                                  monthly, 26,685    receiving request.
CONVERSION                                  jackets annually

                                            Ad hoc microfilm   These requests will be
                                            retrieval          logged and reported with
                                            requests (both     all other monthly
                                            jacketed and       reporting.
                                            roll) at 15,600
                                            annually or
                                            1,305 per month.

                                                               At time of processing
                                                               request, the entire jacket
                                                               (fiche) will be converted
                                                               to image.

                                                               Quality standard as
                                                               specified by customer.
                                                               Timeliness at level set
                                                               forth in this SLA.

DIRECT           Convert microfilm /        Average number     Process within 24             Yes
RESPONSE         microfiche to image        of requests and    hours of receiving.
MICROFILM /                                 special requests
MICROFICHE                                  each month is      These requests will be
CONVERSION                                  7,467. 89,600      logged and reported
                                            annually.          with all other monthly
                                                               reporting.

                                                               Quality standard as
                                                               specified by customer.
                                                               See timeliness,
                                                               reporting standards
                                                               set forth in this SLA.

                                                 AVERAGE                                     CRITICAL
   SERVICE                                       MONTHLY               PERFORMANCE            SERVICE
   PRODUCT                ACTIVITY                VOLUME                 STANDARD             YES/NO
--------------   ------------------------   ----------------   ---------------------------   --------
IMAGING          Prepare and Scan pages     Monthly average    All incoming mail received    Yes
                 based on the document      of 835,000         for scanning will be
                 type.                      pages.             prepared, scanned, and
                                                               indexed same day as
                                                               received.

                                                               All post processed work
                                                               will be scanned within 24
                                                               hour of receipt.

                                                               Quality standards as
                                                               specified by customer.
                                                               See timeliness,
                                                               standards set forth in
                                                               this SLA.

MANUAL           Create correct index       285,000 pages      All incoming mail and         Yes
INDEXING         values for every scanned   each month         prepared files received
                 document that requires                        for scanning that require
                 manual indexing.                              manual indexing will be
                                                               indexed same day as
                                                               received.

                                                               See accuracy, timeliness
                                                               standards set forth herein.

OCR CHARACTER    Review and correct OCR     Average monthly    All OCR Correction batches    Yes
CORRECTION       values for every field     volume 14,440      received by 11:30 AM will
                 that requires              pages.             be processed by 3:30 PM.
                 correction.

                                                               See accuracy, timeliness
                                                               standards set forth herein.

                      SERVICES AND STANDARDS OF PERFORMANCE

                            CUSTOMER SUPPORT SERVICES

The "CUSTOMER SUPPORT SERVICES" parameters address the activities required to respond to customer inquiries and coordinate service requests. Additionally, those services that are administrative in nature and have no other related services by which to be grouped are included.

                                                                                             CRITICAL
   SERVICE                                   AVERAGE MONTHLY           PERFORMANCE            SERVICE
   PRODUCT               ACTIVITY                 VOLUME                STANDARD              YES/NO
--------------   ------------------------   ----------------   ---------------------------   --------
OPERATIONAL      PBMS will create            N/A               Creation of procedure             Yes
PROCEDURES       procedure manuals                             manuals covering all
                 covering all aspects of                       aspects of the services
                 the services provided.                        provided will be completed
                 The step-by-step                              by 120 days after
                 procedures for all                            commencement of services
                 activities described                          PBMS to update revise or
                 under performance                             modify the procedures
                 standards will be placed                      annually based on customer
                 in a three-ring binder                        needs. Performance metrics
                 to permit the                                 will be reported to CUNA on
                 incorporation of new                          a monthly, quarterly and
                 instructions without the                      annual basis. Discussion of
                 need of rewriting or re-                      action plans or incremental
                 ordering the text. Any                        improvements based on
                 changes to these                              performance will be
                 established procedures                        negotiated between PBMS and
                 will need to be approved                      the CUNA Mutual Group Image
                 by both the senior PBMS                       Supply Manager.
                 manager and the CUNA
                 client contact before
                 being implemented. PBMS
                 and CUNA will establish
                 performance metrics for
                 all new services and
                 PBMS will track and
                 report performance
                 relative to metrics.

MANAGEMENT       PBMS will create            N/A               Creation of management            Yes
REPORTS          management reports                            reports on a daily, weekly,
                 covering all major                            and monthly basis as
                 operational areas that                        determined by each report
                 will track daily,                             category/type. PBMS will
                 weekly, and monthly work                      provide management with a
                 completed, and reflect                        minimum of all existing
                 backlog status. PBMS                          reports at time of
                 will work with                                implementation, with
                 management of each                            appropriate report
                 functional area to                            revisions completed by 120
                 provide key business                          days after commencement of
                 metrics required for                          services.
                 inclusion in these
                 management reports.

                                                                                             CRITICAL
   SERVICE                                   AVERAGE MONTHLY           PERFORMANCE            SERVICE
   PRODUCT               ACTIVITY                 VOLUME                STANDARD              YES/NO
--------------   ------------------------   ----------------   ---------------------------   --------
DISASTER         PBMS will adhere to all     N/A               PBMS will participate in          Yes
RECOVERY         Disaster Recovery Plans                       annual recovery plan
PLAN             in  place.                                    testing as requested. Any
                                                               expenses associated with
                                                               Disaster Recovery, Disaster
                                                               Recovery Testing, or
                                                               additional training of PBMS
                                                               personnel relating to
                                                               Disaster Recovery, will be
                                                               at the sole expense of
                                                               CUNA. Testing shall not
                                                               impede PBMS' standard
                                                               operations or a performance
                                                               waiver shall be granted.

SAFETY           PBMS trains and             On-going          PBMS local, regional, and         YES
TRAINING &       establishes guidelines                        national resources will
GUIDELINES       for safety practices for                      train employees while
                 mail areas.                                   continuing to audit,
                                                               develop, and update safety
                                                               practices for all services
                                                               performed. PBMS employees
                                                               will participate in all
                                                               CUNA Mutual required
                                                               security, privacy and
                                                               safety training.

                                                                                             CRITICAL
   SERVICE                                   AVERAGE MONTHLY           PERFORMANCE            SERVICE
   PRODUCT               ACTIVITY                 VOLUME                STANDARD              YES/NO
--------------   ------------------------   ----------------   ---------------------------   --------

CONTINUAL        The quality for all        Daily measured     Nationally-designed and           Yes
QUALITY          services performed is                         supported processes to
MEASUREMENT      monitored and              Reported monthly   capture quality
                 measured.                                     measurements will be
                                                               implemented and maintained
                                                               for all services and CUNA
                                                               MUTUAL GROUP will be
                                                               provided quality reports
                                                               on a monthly basis.

                                                               QA processes will test
                                                               a statistically significant
                                                               sample of transactions.
                                                               Pitney Bowes will establish
                                                               and maintain an end-to-end
                                                               quality threshold of at
                                                               least 96% accuracy for
                                                               imaging on an average
                                                               reporting month basis for
                                                               all service levels tracked
                                                               under this SLA.

MONTHLY          Volume statistics will be  Daily measured     Monthly reports will be           Yes
REPORTING        captured and provided to                      provided to CUNA MUTUAL
                 CUNA MUTUAL GROUP          Reported monthly   GROUP management for period
                 on a monthly basis                            from the 15th of a calendar
                                                               month through the 14th of
                                                               the next succeeding
                                                               calendar month (the
                                                               "reporting month") -
                                                               reports must be provided by
                                                               the 20th of the month for
                                                               input into the unit costing
                                                               process.

                                                 AVERAGE                                     CRITICAL
  SERVICE                                        MONTHLY               PERFORMANCE            SERVICE
  PRODUCT                ACTIVITY                VOLUME                  STANDARD             YES/NO
--------------   ------------------------   ----------------   ---------------------------   --------
PROCEDURE        PBMS will maintain a       On-going           The mail center and           Yes
MANUAL           procedure manual for all                      contract administrator will
                 processes performed that                      develop a procedure manual
                 CUNA employees will                           during the first 120 days
                 follow to effectively                         of the engagement, review
                 utilize PBMS Services.                        the provisions of the
                 PBMS will post the manual                     procedure manual for
                 on the CUNA Mutual                            accuracy and sufficiency
                 Intranet as directed                          at least every calendar
                 by the CUNA Mutual Group                      quarter, and update the
                 Image Supply Manager and                      procedures as needed.
                 update all changes on an
                 on-going basis.

OVERTIME         PBMS provides an           Weekly             PBMS will provide a           YES
REPORTING        overtime log to CUNA                          detailed overtime log to
                 MUTUAL GROUP                                  CUNA MUTUAL GROUP on a
                                                               weekly basis. This log will
                                                               explain why the overtime
                                                               has occurred.

INTERFACE WITH   PBMS is available to       Daily              PBMS shall participate in     No
CUSTOMERS AND    answer inquiries. PBMS,                       focus group sessions as
EXTERNAL         working through the CUNA                      requested by the CUNA
VENDORS.         Mutual Group Image                            Mutual Group Image Supply
                 Supply Manager, will                          Manager at least one (1)
                 meet with customer focus                      occasion per calendar
                 groups at CUNA MUTUAL                         quarter. At least one (1)
                 GROUP to ensure customer                      occasion per calendar
                 needs are met and                             quarter, PBMS will assist
                 customers are provided                        the CUNA Mutual Group Image
                 with information to take                      Supply Manger by providing
                 advantage of all in-                          service information and
                 house and external                            announcements through the
                 services.                                     CUNA Mutual Group Intranet
                                                               site to assist Image
                                                               customers in understanding
                                                               services and service
                                                               levels.

                                                               Customer complaints/issues
                                                               will be managed through the
                                                               PBMS Site Action Item Log
                                                               process.

                                                 AVERAGE                                     CRITICAL
  SERVICE                                        MONTHLY               PERFORMANCE            SERVICE
  PRODUCT                ACTIVITY                VOLUME                  STANDARD             YES/NO
--------------   ------------------------   ----------------   ---------------------------   --------
ADDITIONAL       PBMS will partner with     N/A                Requests by customer for      NO
CUSTOMER         CUNA Mutual to support                        additional support will be
SUPPORT          initiatives that are                          provided and any additional
SERVICES         required to meet                              costs billed to the
                 business needs and                            Customer.
                 accommodate those
                 initiatives, wherever
                 possible, through
                 process improvements,
                 scheduling efficiencies,
                 and proactive manaqement
                 practices.

EMERGENCY        PBMS will work with                           Requests by customer for      NO
REQUESTS         Customer to respond in a                      additional support will be
                 timely manner and make                        provided and any additional
                 reasonable effort to                          costs billed to the
                 respond to rare and                           Customer.
                 unusual situations that
                 is required to meet
                 business needs and
                 requirements.

DRESS CODE       All PBMS employees will    N/A                All PBMS employees will       no
                 be required to dress in                       adhere to the PBMS dress
                 appropriate business                          code.
                 attire.

STANDARDS OF     Each PBMS employee is      N/A                All PBMS employees will       yes
CONDUCT          expected to adhere to                         conduct themselves in a
                 standards of behavior                         business-like/professional
                 that reflect credit on                        manner.
                 himself/herself, and
                 PBMS and will include
                 all applicable standards
                 of conduct established
                 by the Customer.

                                    EQUIPMENT

C-1  Equipment to be provided by PBMS (1)

     None

C-2  Equipment to be provided by Customer.

Waverly      CO ASSET NO           DEPARTMENT         Assets (Purchased-and Leased)
-------      -----------           ----------   ---------------------------------------
002370                     48844                STRATOMATIC W/TRAYS
007681                     48844                935 MCRODSIGN READER
                               ?                SYMBOL PDA - SC LOGIC
                               ?                SYMBOL PDA - SC LOGIC
                               ?                SYMBOL PDA - SC LOGIC
                               ?                SYMBOL PDA - SC LOGIC
                               ?                ZEBRA LABEL PRINTER - LP2443 - SC LOGIC
                               ?                ZEBRA LABEL PRINTER - LP2742 - SC LOGIC
012868                     48844                RB 5DR ROLL FILM CABINET
012869                     48844                RB 5DR ROLL FILM CABINET
013148                     48844                B & H MICROFICHE READER
018603                     48844                OMATION LETTER OPENER 106
018604                     48844                LECTROJOG 1212W
                           48844                OMATION LETTER OPENER 106
                           48844                LECTROJOG 1212W
                           48844                LATHAM DATE/TIME MACHINE
                           48844                LATHAM DATE/TIME MACHINE
S00494                     48844                FILE EXTRACT/DATA CONV
022387                     48844                WHITE POWER FILE 6600
022388                     48844                WHITE POWER FILE 6600
S00520                     48844                GAIN SINGLE-USER RECS MGM
024990                     48844                MAILMOBILE
027075                     48844                RP603Z UNIMODE READER PRl
S00760                     48844                IWPM FOR WINDOWS NT V2 R2
027480                     48844                MICROGICHE ROTARY FILE
027537                     48844                MICROFILM SCANNER
027551                     48844                DIGITAL MICROFILM SCANNER
027552                     48844                DIGITAL MICROFILM SCANNER
027554                     48844                DIGITAL MICROFILM SCANNER
36804                      48844                DUPLEX SCANNER B&H 8080 S
027566                     48844                MS-800 SCANNER CANON
027567                     48844                MS-800 SCANNER CANON

----------
(1) Any leased equipment will be subject to the terms and conditions of the leasing company.

027568                     48844                MS-800 SCANNER CANON
                           48844                Corded Scanner - SC LOGIC
20500003                   48844                Corded Scanner - SC LOGIC
027723                     48844                SCANNER DUPLEX-BITONAL 125PPM
027724                     48844                SCANNER DUPLEX-BITONAL 125PPM
20501125                   48844                MAIL OPENER EXTRACTOR/SCANNER - OPE
37186                      48844                DUPLEX SCANNER B&H 8080 S
022388                     48844                WHITE POWER FILE 6600
LEASED                     48846                UF60 PARAGON
LEASED                     48846                UF60 PARAGON

Madison
01012898                   62535                JOGGER
01052560                   62535                DELUX SCANNER 8080D
0000515809                 62535                B&H 8125 DELUXE SCANNERS
0000515810                 62535                B&H 8125 DELUXE SCANNERS
0000542733                 62535                MAIL OPENER EXTRACTOR/SCANNER - OPE
S01012378                  62535                OPEX MDW MODULES

Customer shall be responsible for service/maintenance contracts on the above equipment.

C-3  Office equipment to be provided by Customer.

Desks, file cabinets, tables, chairs, telephones, printers and personal computer equipment in File Mail office areas as required

C-4  Software/Systems to be provided by PBMS.

     None

C-5  Supplies to be provided by PBMS.

     None

C-6  Office space for File Mail

     It is agreed that Customer will provide all required office space at 2000 Heritage Way, or other mutually acceptable location in Waverly, Iowa

C-7 Courier Schedule

                                                  COURIER #2                RUNS
              COURIERS #2 FULL TIME                PART TIME           UNACCOUNTED FOR
--------   ---------------------------   ---------------------------   ---------------
6:00 AM          Heritage Way Computer
                           Room pickup

6:15 AM               Willow Lawn Mall
                Computer Room delivery

6:30 AM       Downtown Building Pickup
                 and Delivery Computer
                                  Room

6:45 AM     Pickup Mail at Post Office

7:00 AM       Deliver Mail to Heritage
                             Way (MOB)

7:15 AM                  15 MINUTE GAP

7:30 AM     Load Mail Cart then pickup
                and delivery 218 South
                Computer Room. Stop at
                            MOB first.

8:00 AM     Pickup Mail at Post Office
                  (Mondays only - high
                               volume)

8:15 AM         MONDAYS -15 MINUTE GAP

8:20AM         Pickup and deliver Mail
                             218 South

8:45 AM     Load Mail Cart then pickup
               and deliver Mail to WLM

9:00 AM        Pickup and deliver Mail
                              Downtown

9:15 AM         Pickup Mail (including
                registered, certified,
                postage due) from USPS

9:25 AM     Pickup at USPS and deliver
               Mail 218 South. Deliver
                mail from USPS to MOB.

10:00 AM             ARRIVE BACK AT HW

10:15 AM    Load Mail Cart then pickup
                and delivery including
              overnights Mall. Stop at
                            MOB first.

10:30 AM       Pickup and deliver Mail
                              Downtown

10:45 AM       Pick up/deliver to WLM.
           Ensure supplies prepared at
               WLM are brought back to
                      HW for delivery.

11:00 AM            Pickup and deliver
             incoming overnights along
              with cerifieds 218 South

11:15 AM

11:30 AM   Load Mail Cart then deliver
             supplies to Heritage Way.
                Delivery overnights to
                     recipients at HW.

11:45 AM

12:00 PM                        Lunch

12:15 PM

12:30 PM                Load Mail Cart

12:45 PM       Deliver supplies/copier
                          paper at HW.
1:00 PM        Pickup and delivery 218
                                 South

1:15 PM                                    Pickup and deliver Wallow
                                                           Lawn Mall

1:30 PM                 Load Mail Cart            Pickup and deliver
                                                   Downtown Building

1:45 PM        Deliver supplies/copier   Pickup and deliver Heritage
                       papar at HW. On                          Way.
            Tuesdays, do the 'Computer
                 Rm' run with pick-up.
              Must leave for 218S at 2
                                  p.m.

2:00 PM                                              Deliver at WLM.

2:15 PM                                   Pickup and deliver to DTB.

2:30 PM         Arrive back to HW from     Pickup and deliver to HW.
            218S delivery. Shift ends.

2:45 PM                                            Deliver supplies.

3:00 PM                                               Load Mail Cart

3:10 PM                                      Leave HW with CBSI Bank
                                           Deposit Be at WLM at 3:15
                                           p.m. for pickup/delivery.
                                         3:20 p.m.: First Nat'l Bank
                                           for deposit, then DTB for

                                                            delivery
3:30 PM

3:40 PM                                                218S Delivery

   3:50-                                       Arrive back at HW and
4:00 PM                                        pick-up overnights at
                                            CBSI. Deliver overnights
                                              and outgoing mail Mall

4:30 PM

4:45 PM                                     Deliver outgoing mail to
                                                         Post Office

4:50 PM                                             Deliver Downtown

5:00 PM                                            Arrive back at HW

              * Every Tuesday-Computer
                room order needs to be
             delivered: 6:45-7:30 a.m.
                    Pick up at WLM and
                 deliver to HW. Return
                truck to WLM and bring
                courier van back to HW

              * Once or twice a month,
                  218S has a pallet of
           envelopes that is picked up
               at WLM and delivered to
                                 218S.

             * Order copier paper thru
               the Stockroom. Couriers
                   are responsible for
              monitoring the volume of
                 copier paper on hand.

     SERVICE LEVEL CREDITS. CRITICAL SERVICES. Performance level standards set forth under each category of service will be met or exceeded. Specifically, the failure to meet stated service levels for each critical service in seven (7) or more days within a reporting month will result in the following remedies: 1) First reporting month-based occurrence within a rolling twelve-reporting month period: PBMS' failure to correct the deficiency will result in a $1,500 service credit to the customer; (2) Second occurrence of a deficiency in a given service within said rolling twelve-month period will result in a $3,000 service credit to Customer; and
     (3) third or more occurrence of a deficiency in the same service within a rolling twelve month period will result in Customer having the right to terminate this agreement or receive a $4,000 service credit. The failure to meet stated service levels for each critical service in ten (10) or more days within a reporting month will cause the above-described monetary remedies to be increased by 50%. Customer's right of termination shall commence upon the second occurrence in a rolling twelve-reporting month period in which PBMS fails to meet service levels for the same critical service in fifteen (15) or more days within a reporting month. The Service Level Credits will be in effect 120 days after startup.

     NON-CRITICAL SERVICES. Performance level standards set forth under each category of service will be met or exceeded. Specifically, the failure to meet stated service levels for each non-critical service in ten (10) or more days within a reporting month will result in the following remedies:
     1) First reporting month-based occurrence within a rolling twelve-reporting month period: PBMS' failure to correct the deficiency will result in a $1,000 service credit to the customer; (2) Second occurrence of a deficiency in a given service within said rolling twelve-month period will result in a $1500 service credit to Customer; and (3) third or more occurrence of a deficiency in the same service within a rolling twelve month period will result in Customer having the right to terminate this agreement or receive a $2,000 service credit. The failure to meet stated service levels for each non-critical service in fifteen (15) or more days within a reporting month will cause the above-described monetary remedies to be increased by 50%. Customer's right of termination shall commence upon the second occurrence in a rolling twelve-reporting month period in which PBMS fails to meet service levels for the same non-critical service in twenty (20) or more days within a reporting month. The Service Level Credits will be in effect 120 days after startup.

The parties agree that Customer may determine that a service previously identified as a noncritical service should appropriately be recast as a critical service. Based upon Customer's representation that it shall exert its best efforts to correctly classify the criticality of a given service, PBMS agrees that it shall act in accord with Customer's reclassification of the criticality of a given service. If Customer determines that a noncritical service should be reclassified as a critical service, Customer shall provide PBMS written notice of the reclassification, stating with reasonable detail in said notice its reasons for the reclassification. PBMS' performance standards relating to said service shall thereupon correspond to those for critical services beginning in the next succeeding reporting month.

                            WORK RULES and DRESS CODE

PBMS is required to follow and adhere to the CUNA Mutual Group's workplace rules are intended to protect the health and safety of all employees, as well as the good will and property of the company. The rules are published to ensure that employees are aware of personal standards of conduct expected at work.

1. Employees must be at their assigned work areas, ready to work (within flexible working hours for first- shift employees) within employee's scheduled hours of work, at the beginning of his/her shift, and after break and lunch periods.

2. Employees unable to report for, or perform, work due to illness or other justifiable cause must report the expected absence to his/her supervisor or designated manager no later than lO a.m. of within two hours of his/her starting time for other than first-shift employees.

3. Employees are to wear appropriate clothing suitable to a professional business atmosphere.

4. Employees shall not conduct personal business during working hours.

5. Employees must report any injury or accident to the Medical Department immediately.

6. Employees shall not interfere with others in the performance of their job duties.

7. Employees while at work shall not use profane or abusive language.

8. Employees shall not breach the confidentiality of company records or business.

9. Employees' unauthorized use of access card to gain entry to CUNA Mutual Group is cause for disciplinary action.

10. Employees' consumption of food and snacks during working hours will be permitted only so long as good housekeeping can be maintained.

11. Employees are required to wear their Identification Access Card at all times while on the premises of CUNA Mutual Group.

12. Smoking is permitted only in designated areas during morning and afternoon break and lunch period.

13. Excessive tardiness is cause for disciplinary action.

14. The Occupational Safety and Health Act imposes strict requirements on a company to maintain and enforce safe working conditions. Any violation of established safety rules will subject employees to disciplinary action.

15. Parking rules and regulations have been established for the safety and protection of employees. Please observe them.

16. Any sexual harassment, including but not limited to, unwelcome sexual advance, request for sexual favors, graphic materials, gestures, or other verbal or physical conduct of a sexual nature, is prohibited. This also includes sexual material on electronic media. Nor will we tolerate Prohibited Harassment, which is harassment of our employees based upon race, color, religion, disability, age, sex, national origin, sexual orientation or any other status or basis protected by applicable federal, state or local law.

17. Gambling during working hours is prohibited.

18. Possession, use or being under the influence of intoxicating beverages, controlled substances, or non-prescribed drugs while on company premises is prohibited.

19. Falsifying reports or records, including, but not limited to, personnel, attendance, sickness, and production records, is prohibited.

20. Misappropriation, misuse or removing company property, records, data, or other materials from the premises without prior authorization is prohibited.

21. Unauthorized possession of company property or another employee's property is prohibited.

22. Insubordinate conduct or refusal to follow a supervisor's orders is prohibited.

23. The telephones at CUNA Mutual Group are important for company business and are not for personal use. Please ask your friends not to call you at work unless it is an urgent matter. Incoming personal phone calls to employees while working should be treated in the most expeditious manner possible.

* Outgoing, non-urgent personal phone calls are to be avoided. In cases where it's necessary to make an occasional personal phone call, please obtain prior approval from your manager.

* Long distance personal phone calls are not to be made from CUNA Mutual Group telephones.

These rules are not intended to be all-inclusive. CUNA Mutual Group shall, when it deems appropriate, establish additional rules to govern employees' conduct as deemed necessary by operational requirements.

                               PERSONAL APPEARANCE
                                   DRESS CODE

Our customers expect and we have promised, professional staffing at their sites. Therefore, your dress, grooming and personal cleanliness must convey the highly professional business image that our customer's require.

It is expected that all employees exercise good taste and common sense as to proper business attire, and that employees will dress in a professional, businesslike manner. Those who arrive at work inappropriately dressed or groomed will be sent home and not compensated for time away from work.

We must be aware of our image to the same degree that we are aware of our service to our customers. This is a serious matter and violations to our dress code guidelines will be treated seriously and could result in disciplinary action.

         APPROPRIATE DRESS                  UNACCEPTABLE DRESS
----------------------------------   -------------------------------
Suits                                Athletic shoes or sneakers

Dress slacks,casual dress pants      Sweatpants, sweatshirts,
(Dockers, chinos, khakis in black,   Jogging outfits, warm-up
Dark blue, brown, or tan)            Suits

Skirts and blouses                   Leggings or knit tights

Dresses                              Off the shoulder tops/blouses

Collared shirts, sports shirts with  Attire with slogans, sayings,
collars                              Graphics, or animal prints

Sweater or vests                     Jeans of any type or color

Sports coats, blazers                Shorts or mini skirts

Casual shoes in good condition       Sleeveless shirts, blouses,
(Loafers, bucks, docksiders,         tops without a jacket or
low-heeled shoes) Exception is EHS   sweater
requirements

Socks/hosiery                        Open toe

Belt                                 Worn, faded, or torn clothing

                                     Cargo pants

                                     Calf length Capri pants

                                     T-shirts, tank, or midriff tops

                                       SCHEDULE 4.1

                                  Insurance Requirements

Company shall at all times during the term of this Agreement maintain the indicated levels of the following types of insurance:

     Worker's Compensation/Employers' Liability Insurance in accordance with state laws where the services are performed.

     Commercial General Liability Insurance on an "occurence form" basis with a limit of liability of One Million Dollars ($1,000,000) per occurrence/annual aggregate with coverage for bodily injury, property damage, personal injury and advertising injury stemming from Premise/Operations and Products/Completed Operations exposures.

     Business Automobile Liability Insurance with a limit of liability of One Million Dollars ($1,000,000) per occurrence/annual aggregate with coverage for all owned, hired and non-owned vehicles used by Company to perform Services.

     Excess/Umbrella Liability Insurance with a limit of Three Million Dollars ($3,000,000) per occurrence/annual aggregate. This insurance shall be excess of the Employer's Liability, Commercial General Liability, and Business Automobile Liability insurance policies.

     Professional Liability Insurance with a limit of liability of Two Million Dollars ($2,000,000) per occurrence/annual aggregate for exposures related to the performance of professional services by Company and Subcontractors.

                                  SCHEDULE 6.1

                                     PRICES

     PRICES AT COMMENCEMENT DATE: The Prices for Services shall be billed as of the Commencement Date.

     Phase one pricing at start up is $143,320 at start up
     Phase one, once centralized is $159,150 (Includes Life Applications, CBSI & Madison work)

     Start up implementation costs for Phase 1: $28,000, billed during first month of service

     Phase 2 CPI pricing TBD after due diligence walk through

     Phase 3 pricing for the technology ownership TBD by August 1

OVERTIME: Overtime rates will be as follows:

                      CSAs     CSTS
                     ------   ------
Weekdays/Weekends:   $26.00   $35.00
Holidays:            $34.65   $46.65

It is understood that work to be performed by PBMS as detailed in Exhibit B, excluding "ADDITIONAL CUSTOMER SUPPORT SERVICES" AND "EMERGENCY REQUESTS" will be completed within the scope of normal operations and therefore within the pricing for the monthly management fees defined in Exhibit D (above). If PBMS utilizes overtime to complete tasks covered within the normal scope of operations, Customer will not be responsible for payment for such overtime. Tasks outside the normal scope of operations may qualify for overtime charges; however, Customer must approve all overtime prior to the performance of such work. Without prior authorization by Customer, no such work will be performed or billed.

GAIN SHARING:

     UNIT COST SAVINGS
     The parties agree that Company will use its best efforts to identify and propose to Group specific process improvements, technology and equipment, where Group unit costs can be reduced. The proposal(s) shall include the identification of the business operation(s), the proposed changes in the same and the projected unit cost savings based on the unit cost Group is paying at the time of the proposal(s). Within thirty (30) days of receipt of the proposal Group shall either approve or reject the proposal. If such proposal is accepted Company will implement the cost savings within sixty (60) days of its receipt of written approval.

Company and Group shall equally share in the unit cost reduction. Company will reduce Group's fee by half the amount of the total unit cost reduction.

Unit cost sayings realized through business growth and any corresponding incremental unit cost reduction will not qualify for gain sharing.

ADDITIONAL COST SAVINGS

The parties agree that Company will use its best efforts to identify and propose to Group specific operations, goods and/or services to reduce Group costs. The proposals shall include the identification of the business operation(s), goods and/or services, the proposed changes in the same and the projected cost savings based on the price Group is paying at the time of the proposal(s). Within (30) days of receipt of the proposal Group shall either approve or reject the proposal. If such proposal is accepted Company will implement the cost savings within sixty (60) days of its receipt of written approval.

Company shall provide Group with monthly reports as to the amount of the cost savings. Group shall reasonably cooperate with Company in implementing the cost savings and provide documentation reasonably necessary to calculate and confirm the unit cost and cost savings. Group agrees not to circumvent Company by implementing any unit cost or cost savings proposed by Company without paying the fees set forth below, while this agreement is in effect and for a period of three hundred sixty five (365) days after the expiration or termination for any reason.

Company is committed to provide Group cost savings. Group shall pay to Company a total of 50% of the actual cost savings for such project(s). Both parties shall use reasonable best efforts to achieve a validation and reconciliation of savings to be gain shared within thirty (30) days of the implementation of the cost savings initiative. Validated company gain share amount shall be billed to Group monthly as cost savings are realized.

                                   SCHEDULE X
                         P.B. MANAGEMENT SERVICES, INC.
                 DECEMBER 31 CONSOLIDATED FINANCIALS - PROFORMA
                                  ($ MILLIONS)

INCOME STATEMENT:

Revenue
Cost and Expenses $
Cost and Expenses %

Earnings Before Interest & Taxes $
Earnings Before Interest & Taxes %

BALANCE SHEET TOTALS:
                                     ---   ---
TOTAL ASSETS
                                     ===   ===
TOTAL LIABILITIES
EQUITY
                                     ---   ---
TOTAL LIABILITIES & EQUITY
                                     ===   ===
FREE CASH FLOW

                                   SCHEDULE Z

COMPANY PROVIDED INVENTORY LIST

(a)  Company Equipment

     2 Laptop PCs - For Company's Customer Operations Managers

(b)  Company Software

     None

GROUP PROVIDED INVENTORY

(a)  Group Equipment (listed in SLA)

(b)  Group Software (listed in SLA)

DOCUMENTATION

Company Provided Documentation

Company will maintain the following documents:

     -    Statement of Work

     -    Services and Standards of Performance

     -    Work flow process maps

     -    Volume and Activity Metrics Reports

Group Provided Documentation